Exhibit 10.7
Execution copy

SHARE PURCHASE AGREEMENT
BY AND AMONG
THERACHON HOLDING AG
THERACHON AG,
GLYPHARMA THERAPEUTIC INC.,
AND
SHAREHOLDERS LISTED ON SCHEDULE A
SEPTEMBER 30, 2018

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Section 9.6	Arbitration.	63
Section 9.7	Governing Law; Venue	64
Section 9.8	Rules of Construction	64
Section 9.9	Specific Performance	64

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SCHEDULES AND EXHIBITS
Company Disclosure Schedule
Exhibit A – Ferring Amendment and Current Amended and Restated Ferring License Agreement
Exhibit B – Escrow Agreement
Exhibit C – GLyPharma Product
Exhibit D – Amendment to Therachon Shareholder’s Agreement
Exhibit E – AOA Amendment
Exhibit F – Excerpt from Commercial Register regarding Therachon
Exhibit G – Release
Schedule A – Shareholders
Schedule 7.3(h) – Terminated Agreements Annex I – Net Working Capital

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SHARE PURCHASE AGREEMENT
This SHARE PURCHASE AGREEMENT (this “Agreement”), dated as of September 30, 2018, is by and among Therachon AG, a Swiss Corporation (“Purchaser”), Therachon Holding AG, a Swiss corporation (“Therachon”), GLyPharma Therapeutic Inc., a Canadian company based in Montreal, Canada (the “Company”), the shareholders of the Company listed on SCHEDULE A hereto (the “Shareholders”).
RECITALS
A.The Board of Directors of the Purchaser has approved and deems it advisable and in the best interests of its shareholders to acquire all of the outstanding share capital of the Company pursuant to the terms of this Agreement, and the other transactions contemplated hereby, upon the terms and subject to the conditions set forth herein.
B.The Shareholders currently own all of the issued and outstanding share capital of Company.
C.The Shareholders are willing to sell to Purchaser and Purchaser is willing to purchase from the Shareholders all of the Shareholder’s right, title and interest in and to the Company Capital Shares, as described on SCHEDULE A hereto (the “Purchased Equity”).
D.The parties desire to make certain representations, warranties, covenants and other agreements in connection with the transactions contemplated by this Agreement (the “Transactions”.
AGREEMENT
In consideration of the foregoing and the respective covenants, agreements, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1Definitions.The following capitalized terms shall have the meanings set forth below:
“Acceleration Event” means either (a) the consummation of the sale of ’Therachon’s securities pursuant to a registration statement filed by the Purchaser under the Securities Act, in connection with a firm commitment underwritten offering of its securities to the public or (b) the consummation of a merger or consolidation of the Purchaser or Therachon that is effected (i) for independent business reasons, (ii) (A) for purposes other than the reincorporation of the Purchaser into a different jurisdiction or (B) the formation of a holding company that will be owned exclusively by ’Therachon’s shareholders and will hold all of the outstanding capital shares of ’Therachon’s successor, and (iii) in which the shareholders of the Purchaser immediately prior to the closing of such merger or consolidation do not hold a majority of the voting shares of the

Purchaser thereafter, or (c) the sale and disposition of the GLyPharma Product, directly or indirectly, pursuant to an asset sale or sale of ~~||| |||~~ of the outstanding capital shares of the Company, any Therachon Affiliates, or otherwise, without any earn-out or milestone payments contemplated following the closing of such transaction, where the consideration is a single lump sum cash payment at the closing of such transaction; provided, however, that for the avoidance of doubt, for the purposes of this clause (c), a Therachon-level Acceleration Event and any other transaction in which the GLyPharma Product is not sold or transferred for consideration shall not constitute a GLyPharma-level Acceleration Event.
“Accounting Firm” shall have the meaning set forth in Section 2.4(d).
“Acquiring Party” shall have the meaning set forth in Section 6.6(c).
“Additional Milestone” shall have the meaning set forth in Section 2.6(a)(iii).
“Additional Milestone Payment” shall have the meaning set forth in Section 2.6(a)(iii).
“Additional Milestone Shares” means either (a) in the event that the Therachon IPO has not occurred, additional preferred shares to be issued by Therachon following the First Milestone, which the parties agree shall have the same rights, privileges and obligations as the First Milestone Shares except for the original issue price or (b) in the event that the Therachon IPO has occurred, the Therachon Ordinary Shares.
“Affiliate” means, with respect to any Person, at the time of determination, another Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise.
“Agreement” shall have the meaning set forth in the Preamble.
“Audited Balance Sheet” means the audited balance sheet of the Company as of December 31, 2017.
“Audited Financial Statements” means the audited balance sheet of the Company as of December 31, 2016 and 2017, together with the related statements of income, shareholders’ equity and cash flows for the years then ended, including the notes thereto, all as certified by KPMG LLP, independent public accountants, whose reports thereon are included therein.
“Authorizations” means federal, state, provincial, county, local or foreign governmental consents, licenses, permits, grants, or other authorizations of a Governmental Entity.
“Benefit Plan” shall have the meaning set forth in Section 3.15.
“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions located in New York, New York are authorized or obligated by law or executive order to close.

“CFDA” means the Canada Food and Drugs Act and any rules and regulations promulgated thereunder.
“Claim Notice” shall have the meaning set forth in Section 8.4(a).
“Closing” shall have the meaning set forth in Section 2.3.
“Closing Adjustments” shall have the meaning set forth in Section 2.4(e) that results when there is a Purchase Price Deficit or a Purchase Prices Excess.
“Closing Date” shall have the meaning set forth in Section 2.3.
“Closing Purchase Price” shall have the meaning set forth in Section 2.1.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commercially Reasonable Efforts” shall have the meaning set forth in Section 2.6(d).
“Company” shall have the meaning set forth in the Preamble.
“Company Board” shall have the meaning set forth in Recitals.
“Company Capital Shares” means all shares of Company Common Shares and Company Preferred Shares.
“Company Change in Control Payments” shall mean the aggregate amount of all change of control, bonus, termination, severance or other similar payments that are payable by the Company to any Person as a result of or in connection with the Transactions (alone or in combination with any other event), including (a) the Employer Payroll Taxes to the extent paid by the Company prior to the Closing or to the extent the Employer Payroll Taxes are included herein as a reduction of the Closing Adjustments pursuant to Section 2.1 and (b) the Option Termination Payment.
“Company Common Shares” means the Company’s Common Shares as set forth in the Organizational Documents.
“Company Contracts” shall have the meaning set forth in Section 3.23.
“Company Debt” shall mean any Indebtedness of the Company outstanding as of the Closing Date.
“Company Disclosure Schedule” shall have the meaning set forth in Article III.
“Company Intellectual Property” means any and all Intellectual Property that is owned by, or purported to be owned by, or exclusively licensed to, the Company.
“Company Options” means options to acquire shares of Company Common Shares granted under the Company Stock Plan.

“Company Preferred Shares” means the Class A Preferred Shares of the Company as set forth in the Organizational Documents.
“Company Stock Plan” means the Company’s Stock Option Plan, as amended, as adopted as of September 27, 2013.
“Company Transaction Expenses” shall mean all fees, costs and expenses of the Company, whenever incurred, and whether or not invoiced or accrued prior to the Closing, that relate to this Agreement or any of the Transactions, including (i) any fees, costs or expenses payable to the Company’s outside legal counsel, outside accountants, investment bankers and financial advisor in connection with this Agreement or any of the Transactions.
“Competing Business” shall have the meaning set forth in Section 6.6(c).
“Confidentiality Agreement” shall have the meaning set forth in Section 6.2.
“Consultant” means an individual who provides his or her personal services to the Company, either directly or through a legal person he or she controls, on an independent contractor basis.
“Contract” means any written, oral or other agreement, contract, subcontract, settlement agreement, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, Benefit Plan or other legally binding commitment or undertaking of any nature.
“CRA” means the Canada Revenue Agency.
“Damages” shall have the meaning set forth in Section 8.2(a).
“Deductible” shall have the meaning set forth in Section 8.2(c)(iii).
“Defense Notice” shall have the meaning set forth in Section 8.4(b)(i).
“Direct Shareholder Claim” shall have the meaning set forth in Section 8.4(a).
“EMA” means the European Medicines Agency.
“Employee” means a natural, physical Person employed by the Company on a full-time, part-time or temporary basis, including any Employee on disability (long-term or short-term), workers’ compensation, parental or other statutory or approved leave; unless otherwise required by the context, and save as otherwise specified, the word “Employee” also includes former Employees.
“Employer Payroll Taxes” shall mean the employer-paid portion of any payroll, social security, unemployment or similar Tax, including any such Taxes related to any and all Company Change in Control Payments; it being understood that such amounts are deemed Employer Payroll Taxes whether accrued or incurred prior to, at or after the Closing.
“Enterprise Value” shall have the meaning set forth in Section 2.1(a).

“Environmental Claim” means any claim, action, cause of action, suit, proceeding, investigation, order, demand or notice (in each case, in writing) by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of, or exposure to, any Material of Environmental Concern, (b) circumstances that would reasonably be expected to form the basis of any liability under any Environmental Law or (c) any other matters covered or regulated by, or for which liability is imposed under, Environmental Laws.
“Environmental Laws” means all federal, state, provincial, local and foreign laws, regulations, ordinances, requirements of governmental authorities, and common or civil law relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata and natural resources), including laws and regulations relating to (i) emissions, discharges, releases or threatened releases of, or exposure to, Materials of Environmental Concern, (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern and (iii) record keeping, notification, disclosure and reporting requirements regarding Materials of Environmental Concern.
“Escrow Agent” shall mean Gowling WLG.
“Escrow Agreement” shall mean the escrow agreement by and among the Purchaser, Shareholders and the Escrow Agent in substantially the form attached hereto as Exhibit B.
“Escrow Amount” shall mean ~~||||||| |||||||~~.
“Escrow Release Date” shall have the meaning set forth in Section 2.11.
“Estimated Purchase Price” shall have the meaning set forth in Section 2.3(a).
“Estimated Statement” shall have the meaning set forth in Section 2.3(a).
“FDA” means the U.S. Food and Drug Administration.
“FDCA” means the U.S. Federal Food, Drug and Cosmetic Act and any rules and regulations promulgated thereunder.
“Ferring” means Ferring International Center S.A.
“Field” means for all uses.
“Final Purchase Price” shall have the meaning set forth in Section 2.4(e).
“Final Statement” shall have the meaning set forth in Section 2.4(a).
“Financial Statements” means the Audited Financial Statements for the fiscal years 2015, 2016, and 2017 and the Interim Financial Statements.

“First Milestone” shall have the meaning set forth in Section 2.6(a)(i).
“First Milestone Payment” shall have the meaning set forth in Section 2.6(a)(i).
“First Milestone Shares” means either (a) in the event that the Therachon IPO has not occurred, the Series A-2 Preferred Shares of Therachon, as set forth in the Therachon AOA Amendment, or (b) in the event that the Therachon IPO has occurred, the Therachon Ordinary Shares.
“Fundamental Representations” shall have the meaning set for in Section 8.1(b). “GAAP” shall have the meaning set forth in Section 3.4.
“GLyPharma Product” means FE 203799, the chemical structure of which is described in Exhibit C.
“Governmental Entity” shall have the meaning set forth in Section 3.3(b).
“HPFB” means Health Canada’s Health Products and Food Branch.
“Indebtedness” means (i) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (ii) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument, (iii) all liabilities secured by any Lien on any property and (iv) all guarantee obligations of the foregoing.
“Indemnified Person” shall have the meaning set forth in Section 8.4(a).
“Indemnifying Person” shall have the meaning set forth in Section 8.4(a).
“Indemnity Claim” shall have the meaning set forth in Section 8.1(d).
“Intellectual Property” means all intellectual property rights of every kind and description throughout the world, including all U.S., Canadian and other foreign (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof (“Patents”), (ii) trademarks, service marks, names, corporate names, trade names, domain names, logos, slogans, trade dress, design rights, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing (“Trademarks”), (iii) copyrights and copyrightable subject matter (“Copyrights”), (iii) rights in computer programs (whether in source code, object code, or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing (“Software”), (iv) trade secrets ideas, know-how, inventions, proprietary processes, formulae, models, and methodologies (“Trade Secrets”), (v) moral rights and rights of attribution and integrity, (vi) all rights in the foregoing and in other similar intangible assets, and (vii) all applications and registrations for the foregoing.
“Interim Financial Statements” means the interim balance sheet and the related statements of income, shareholders’ equity and cash flows of the Company for the six (6) months ended June 30, 2018.

“Interim Period” shall have the meaning set forth in Section 6.7.
“IRS” means the Internal Revenue Service.
“ITA” means the Income Tax Act (Canada).
“Knowledge of the Company” means the actual knowledge, following due inquiry (which due inquiry shall not include any obligation to obtain or conduct any subsequent freedom-to- operate opinions or similar opinions of counsel or any Intellectual Property clearance searches), of Jean-François Leprince, Anjan Aralihalli, Micheline Beauvais and Violetta Dimitriadou.
“Knowledge of the Therachon” means the actual knowledge, following due inquiry (which due inquiry shall not include any obligation to obtain or conduct any subsequent freedom-to- operate opinions or similar opinions of counsel or any Intellectual Property clearance searches), of Luca Santarelli, Behrad Derakhshan, Richard Porter and Christian Meier.
“Lease Agreements” shall have the meaning set forth in Section 3.17.
“Legal Requirement” means, with respect to any Person, any law, treaty, statute, code, ordinance, decree, administrative order, constitution, bylaw, permit, directive, policy, standard, rule, regulation, guideline and lawful requirements of any Governmental Entity and all judicial, quasi-judicial, administrative, quasi-administrative and arbitral judgments, orders (including injunctions) decisions or awards of any Governmental Entity, including general principles of common law, civil law and equity applicable to such Person, any property (immovable and real or movable and personal, tangible or intangible) of such Person or any activity of such Person.
“License Amendment” shall have the meaning set forth in Section 7.1(e).
“Lien” means, with respect to any asset (including any security), any mortgage, lien, pledge, charge, security interest, encumbrance, hypothec, priority, title retention or analogous right in respect of such asset; provided, however, that the term “Lien” shall not include (i) statutory liens for Taxes, which are not yet due and payable or are being contested in good faith by appropriate proceedings and disclosed in Section 3.13 of the Company Disclosure Schedule, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pension or other social security programs mandated under applicable Legal Requirements, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics, materialmen or suppliers to secure claims for labor, materials or supplies incurred in the ordinary course of business consistent with past practice (and (x) not yet delinquent or (y) being contested in good faith) and other like liens, (v) restrictions on transfer of securities imposed by applicable state, provincial and federal securities or corporate laws and (vi) non-exclusive licenses granted in the ordinary course of business consistent with past practice.
“Material Adverse Effect” shall mean any change or effect that is reasonably likely to be materially adverse to the business, operation, properties, assets, liabilities, condition (financial or otherwise), or results of operations of the Company or Therachon, taken as a whole, on a consolidated basis, or on the ability of the Company or Therachon or the Purchaser (as the case may be) to timely consummate the Transactions.
“Materials of Environmental Concern” means material, liquid, gaseous or solid matter, substance, chemical, fuel, micro-organism, sound, vibration, ray, heat, odor, radiation, energy vector, plasma, organic or inorganic matter, or waste (or combination thereof) that (i) is listed, defined, designated, regulated, deemed to be or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, a source of pollution or contamination, petroleum, oil controlled chemical, deleterious or words of similar meaning or effect under any law relating to pollution, waste, or the environment and (ii) would reasonably be expected to form the basis of any liability, in each case, under any law relating to pollution, waste, or the environment.
“Milestone” shall have the meaning set forth in Section 2.6(a).
“Milestone Shares” shall mean the First Milestone Shares and the Additional Milestone Shares.
“Milestone Payments” shall have the meaning set forth in Section 2.6(a).
“Net Working Capital” shall mean the difference between: (a) the current assets of the Company, less (b) the current liabilities of the Company, as determined in accordance with GAAP consistently applied as of the open of business on the Closing Date (for greater certainty, including any Company Change in Control Payments and Company Transaction Expenses) and less (c) the Company Debt. For the avoidance of doubt, the calculation of Net Working Capital (A) shall be determined in accordance with the sample calculation of Net Working attached hereto as Annex I; (B) shall entirely disregard any and all effects on the current assets or current liabilities of the Company directly related to the consummation of the Transactions (other than the Company Change in Control Payments and any Company Transaction Expenses); and (C) shall be determined in accordance with GAAP, as used to determine the sample calculation of the Net Working Capital attached hereto as Annex I.
“Non-Tax Commercial Agreement” means any loan, lease or other commercial agreement entered into in the ordinary course of business, the primary purpose of which is not related to Taxes.
“Notice of Objection” shall have the meaning set forth in Section 2.4(b). “OFAC” shall have the meaning set forth in Section 3.25.
“Organizational Documents” shall mean the Company’s Certificate of Incorporation and Bylaws.
“Orphan Drug Act” means the U.S. Orphan Drug Act of 1983, 96 Stat. 2049.
“Option Termination Payment” means the total amounts payable by the Company to the holders of Company Options in order to effect the termination the Company Options up to an amount equal to $648,500.
“Party Selection Nominee” shall have the meaning set forth in Section 1.1(a).

“Person” means an individual, a partnership including a limited liability partnership, a syndicate, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, a group, a Government Entity or any other type of entity.
“Pivotal Trial” means a pivotal clinical trial of a product with a defined dose or a set of defined doses of such product on sufficient numbers of human patients designed to confirm with statistical significance the safety and efficacy of such product to support a Regulatory Approval for the proposed indication as and to the extent defined for the U.S. in 21 C.F.R. § 312.21(c), as amended from time to time, or equivalent law or regulation in any regulatory jurisdiction outside the U.S.
“Principal Shareholder” has the meaning set forth in Section 8.4(a).
“Private FMV” means with respect to any Therachon Capital Shares, the last price per share at which an arm’s length private investment of at least an aggregate of US$5 million has been made in Therachon Capital Shares.
“Public FMV” means with respect to Therachon Ordinary Shares, at any time after the Therachon IPO, the weighted average trading price on the principal exchange or trading system on which the Therachon Ordinary Shares are listed or traded over the thirty (30) trading days ended two days prior to such time.
“Purchase Price Deficit” has the meaning set forth in Section 2.4(e).
“Purchase Price Excess” has the meaning set forth in Section 2.4(e).
“Purchased Equity” has the meaning set forth in the Recitals.
“Purchaser” shall have the meaning set forth in Preamble.
“Purchaser Disclosure Schedule” shall have the meaning set forth in Article IV.
“Purchaser Indemnified Persons” shall have the meaning set forth in Section 8.2(a). “
PMDA” means the Pharmaceuticals and Medical Devices Agency of Japan.
“Pre-Closing Tax Periods” means all taxable periods of the Company ending on or before the Closing Date.
“Proceeding” means any action, suit, claim, litigation, proceeding, arbitration, investigation or audit (whether at law or in equity, before or by any Governmental Entity or before any arbitrator).
“Proportionate Share” means, with respect to each Shareholder, the quotient of (a) the number of shares of Company Capital Shares held by such Shareholder as of immediately prior to the Closing divided by (b) the total number of Company Capital Shares as of immediately prior to the Closing, in each case calculated assuming conversion of the Company Preferred Shares into Company Common Shares.

“Related Party” means any director, non-Employee officer or shareholder of the Company, or a family member of any such Person.
“Refundable Tax Credit” means the amount of any tax credit that is refundable to the Company, including pursuant to the Scientific Research and Experimental Development program of Canada and any similar provincial program, in respect of periods ending on or prior to the Closing Date that have not been received by the Company on or prior to the Closing Date.
“Regulatory Approval” means all approvals from the relevant regulatory authority in a given country or regulatory jurisdiction of the Regulatory Approval Application for a product, including all licenses and registrations that are necessary for the sale of such product, including clinical testing, manufacture, distribution, or use of such product, in such country or regulatory jurisdiction.
“Regulatory Approval Application” means an application to the appropriate Regulatory Authority for approval to sell a product in any particular jurisdiction.
“Regulatory Authority” means, in a particular country or jurisdiction, any applicable governmental authority that has the authority to regulate the manufacture, marketing, testing, pricing, or sale of drug products in such country or jurisdiction.
“Representative” means, with respect to any Person, such Person’s Affiliates and its and their respective officers, directors, managers, partners, Employees, accountants, counsel, financial advisors, Consultants and other advisors or representatives.
“Representative Expenses” shall have the meaning set forth in Section 8.8(c).
“Restrictive Covenants” shall have the meaning set forth in Section 6.4(h)(i).
“Required Vote” shall have the meaning set forth in Section 3.3(c).
“RQ” means Revenu Québec.
“Restricted Period” means the period commencing on the Closing Date and ending three years thereafter.
“SEC” means the U.S. Securities and Exchange Commission.
“Second Milestone” shall have the meaning set forth in Section 2.6(a)(i).
“Second Milestone Payment” shall have the meaning set forth in Section 2.6(a)(i).
“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Seller Supermajority” shall have the meaning set forth in Section 8.8(a).

“Shareholder Agreement” means the Amended and Restated Unanimous Shareholder Agreement by and between CTI Life Sciences Fund, L.P., Ferring International Center S.A., Fonds de Solidarité des Travailleurs Du Québec and the Company, dated as of December 6, 2016.
“Shareholder Indemnified Persons” shall have the meaning set forth in Section 8.3(a).
“Shareholder Objection Notice” shall have the meaning set forth in Section 8.4(c)(i).
“Specified Representation” shall have the meaning set forth in Section 8.1(b).
“Standard Cap” shall have the meaning set forth in Section 8.2(c)(i).
“Straddle Period” means a taxable year or period beginning on or before, and ending after, the Closing Date.
“Tax” or “Taxes” means all income, profits, capital gains, payroll, unemployment, value added, goods and services, harmonized sales tax, customs duties, premium, compensation, franchise, gross receipts, capital, net worth, sales, use, withholding, social security, disability, real property, personal property (tangible and intangible), stamp, transfer (including real property transfer or gains), excise, duties, levies, imposts, estimated, ad valorem, any amount owed in respect of any Legal Requirement relating to unclaimed property or escheat and any other taxes of any kind (including any and all fines, penalties, interest and additions attributable to or otherwise imposed on or with respect to any such taxes and interest thereon) imposed by or on behalf of any governmental or regulatory authority.
“Tax Authority” means the IRS, CRA, RQ and any other national, regional, state, provincial, municipal, non-U.S. or other governmental or regulatory authority or administrative body responsible for the administration of any Taxes.
“Tax Claim” shall have the meaning set forth in Section 6.4(e).
“Tax Return” means all federal, state, provincial, local and non-U.S. tax returns, declarations, statements, reports, schedules, forms and information returns or other documents and any amendments thereto filed or required to be filed with a Tax Authority.
“Territory” means worldwide.
“Therachon Amended Shareholders Agreement” means a shareholders agreement to be entered into by the Shareholders, Therachon, some or all Affiliates of Therachon, all holders of
Therachon Capital Shares issued and outstanding as well as some or all shareholders of Affiliates of Therachon substantially in the form of the Therachon Shareholders Agreement but with such amendments and restatements necessary to include the Shareholders becoming of holders of Therachon Capital Shares, and which will, among other things, grant the Shareholders certain observer rights in Therachon, the form of which is attached hereto as Exhibit D.
“Therachon Articles” means the Articles of Association of Therachon.

“Therachon AOA Amendment” means the amendment the Therachon Articles, substantially in the form attached hereto as Exhibit E, authorizing the First Milestone Shares.
“Therachon Board” shall mean the board of directors of Therachon.
“Therachon Capital Shares” means Therachon Ordinary Shares and Therachon Preferred Shares.
“Therachon Financial Statements” has the meaning set forth in Section 5.4.
“Therachon IPO” means an initial public offering in which Therachon issues Therachon Ordinary Shares to the public for an issuance price of at least ~~|||||||||| ||||||||||~~ and lists the Therachon Ordinary Shares for trading on a widely-recognized stock exchange or trading system in the U.S.
“Therachon Ordinary Shares” means the ordinary registered shares of Therachon with a nominal value of ~~||||| |||||~~ each with such rights as attached to them by the Therachon’s Ordinary Shares in the Therachon Articles and the Therachon Shareholders Agreement.
“Therachon Preferred Shares” means the Therachon Series S Preferred Shares, the Therachon Series A Preferred Shares, the Therachon Series B Preferred Shares and such other shares of stock of Therachon superior to the Therachon Ordinary Shares from time to time outstanding.
“Therachon Series A Preferred Shares” means the registered series A preferred shares of Therachon having a nominal value of ~~|||||| ||||||~~ with such rights as attached to them by the Therachon Articles and the Therachon Shareholders Agreement.
“Therachon Series B Preferred Shares” means the registered series B preferred shares of Therachon having a nominal value of ~~|||||| ||||||~~ with such rights as attached to them by the Therachon Articles and the Therachon Shareholders Agreement.
“Therachon Series S Preferred Shares” means the registered series S preferred shares of Therachon having a nominal value of ~~|||||| ||||||~~ with such rights as attached to them by the Therachon Articles and the Therachon Shareholders Agreement.
“Therachon Shareholders Agreement” means the restated and amended shareholders agreement by and among Therachon, Purchaser and the other parties named therein dated as of ~~||||||||| |||||||||~~
“Third Milestone” has the meaning set forth in Section 2.6(a)(iii).
“Third Milestone Payment” has the meaning set forth in Section 2.6(a)(iii).
“Third Party Claim” shall have the meaning set forth in Section 8.4(a).
“TPD” means the Therapeutic Products Directorate of Health Canada.
“Transactions” has the meaning set forth in the Recitals.
“Treasury Regulations” means regulations promulgated by the IRS under the Code.

“U.S.” means the United States of America.
“Working Capital Excess” means the amount, if any, by which the Net Working Capital exceeds the Working Capital Target.
“Working Capital Shortfall” means the amount, if any, by which the Working Capital Target exceeds the Net Working Capital.
“Working Capital Target” shall mean ~~|||||||| ||||||||~~.
“Voting Debt” shall have the meaning set forth in Section 3.2(b).
ARTICLE II
PURCHASE AND SALE
Section 2.1Purchase and Sale of the Equity; Closing Purchase Price . On the terms and subject to the conditions of this Agreement, at the Closing, the Shareholders hereby irrevocably sell, transfer and assign to Purchaser, and Purchaser hereby purchases from the Shareholders, the Purchased Equity, free and clear of all Liens. In consideration therefor, and subject to the terms and conditions of this Agreement, the Purchaser shall pay to the Shareholders, in proportion to their Proportionate Shares, an amount determined as follows (the “Closing Purchase Price”):
(a)~~|||||||||||| ||||||||||||~~ (the “Enterprise Value”);
(b)minus, on a dollar-for-dollar basis, the amount of the Company Debt (if any);
(c)minus, on a dollar-for-dollar basis, the Working Capital Shortfall (if any) only to the extent such amount is in excess of ~~|||||| ||||||~~
(d)plus, on a dollar-for-dollar basis, the Working Capital Excess (if any) only to the extent such amount is in excess of ~~|||||| ||||||~~
(e)minus, the Milestone Payments (which shall be payable only if and when the Milestones occur), provided, that the Closing Purchase Price shall remain subject to further adjustment pursuant to Section 2.4(f).
Section 2.2Payment of the Closing Purchase Price. In exchange for the Purchased Equity, Purchaser shall pay to the Shareholders at Closing a cash payment in an amount equal to ~~|||||||||| ||||||||||~~ plus or less the Closing Adjustments (as the case may be) (the “Closing Cash Payment”). The Closing Cash Payment shall be paid at Closing as provided in Section 2.3(b).
Section 2.3Calculation and Payment of Estimated Closing Purchase Price.
(a)Estimated Statement. Not less than ~~|||||| ||||||~~ business days prior to the Closing Date, the Company shall have caused to be prepared and delivered to Purchaser a reasonably detailed statement (the “Estimated Statement”) containing (i) the unaudited consolidated balance sheet of the Company as of immediately prior to the Closing Date (the “Closing Balance Sheet”),
(i)good faith estimates of the Company Debt, Working Capital Shortfall or Working Capital Excess (as the case may be), (iii) the Company’s calculation of the Closing Purchase Price (based on the Company’s good faith estimates of the Closing Adjustments) pursuant to Section 2.1 (the “Estimated Purchase Price”), and (iv) wire instructions for the payment of all Company Debt. The Closing Balance Sheet and the Estimated Statement shall be prepared in accordance with GAAP and shall be certified as complete and correct by Shareholders as of the Closing.
(b)Payments at the Closing. At the Closing, based on the Closing Balance Sheet and Estimated Statement delivered to Purchaser pursuant to this Section 2.3, Purchaser shall pay the Closing Cash Payment as follows:
(i)Purchaser shall deposit (or cause to be deposited) with the Escrow Agent into an account specified by the Escrow Agent pursuant to the Escrow Agreement (the “Escrow Account”), the Escrow Amount.
(ii)Purchaser shall pay the Closing Cash Payment, less the amounts paid under paragraphs 2.3(b)(i), to the Shareholders or in accordance with their directions.
The Closing Cash Payment shall be made by means of wire transfer of immediately available funds to accounts designated by the recipients of such amounts. The consummation of the Transactions (the “Closing”) shall take place at the offices of Cooley LLP, 500 Boylston Street, Boston, Massachusetts 02116 at 10:00 a.m. local time on the date hereof, or at such other time and place (including by remote exchange of documents) as Purchaser may designate upon not less than ~~|||| |||~~ days’ prior notice to the Company and the Shareholders, or as the parties may mutually agree. The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date.”
Section 2.4Post-Closing Adjustment.
(a)Within ~~||||||| |||||||~~ days following the Closing, Purchaser shall prepare and deliver to the Shareholders its final determination of the Closing Purchase Price, including statements of the Company Debt, Working Capital Shortfall or Working Capital Excess (as the case may be) (as revised or adjusted pursuant to this Section 2.4, each, a “Final Statement” and collectively, the “Final Statements”), including such schedules and data as may be appropriate to support such calculations. Purchaser shall provide the Shareholders with reasonable access to the applicable records to the extent reasonably requested by the Shareholders during the dispute resolution periods described in this Section 2.4 and to the extent necessary for the Shareholders to review the applicable calculations thereon.
(b)If the Shareholders objects to ’Therachon’s determination of the Company Debt, Working Capital Shortfall or Working Capital Excess (as the case may be), as reflected in the Final Statements, the Shareholders shall notify the Purchaser in writing of such objection(s) within ~~||||||| |||||||~~ days after receipt of the Final Statements from the Purchaser (an “Notice of

Objection”). The Notice of Objection shall specify which Final Statement(s) are being disputed and describe in reasonable detail the basis for such disputes.
(c)If the Shareholders do not deliver a Notice of Objection within the time limited therefor, then the Final Statements will be conclusive, final and binding in their entirety on all of the parties. If the Shareholders deliver a Notice of Objection with respect to one or more Final Statements in accordance with Section 2.4(b), then (i) the Final Statement(s) not subject to the Notice of Objection shall be conclusive, final and binding with respect to those items that are not objected to by the Shareholders in the Notice of Objection, (ii) the Shareholders and the Purchaser shall attempt to resolve such disputed items, and (iii) to the extent that the Shareholders and the Purchaser are unable to resolve any such disputes, the items set forth in the Notice of Objection shall be resolved in accordance with the procedures set forth in Section 2.4(d) below.
(d)In the event that the Purchaser and the Shareholders are unable to resolve the disputed items within ~~|||||||||| ||||||||||~~ days after delivery of the Notice of Objection, either the Purchaser or the Shareholders may demand that such disputed items be referred to an accounting firm mutually agreed by the Shareholders and the Purchaser that is not the accounting firm for any of the Company, the Purchaser or any of the Shareholders (the “Accounting Firm”) to finally resolve such disputed items. The Accounting Firm shall act as an expert and not as an arbitrator to determine only the disputed items, and the determination of each disputed item shall be within the range established by the Final Statements and the Notice of Objection, if any. The determination of the Accounting Firm shall be made as promptly as possible and shall be final and binding upon the parties. Each party hereto shall be permitted to submit such data and information to the Accounting Firm as such party deems appropriate. The fees and expenses of the Accounting Firm incurred in resolving the disputed matter shall be borne by each of the Purchaser, on the one hand, and the Shareholders, on the other hand, in proportion to the difference between their respective position(s) on the matter(s) under dispute and the ultimate determined amount. For all other costs and expenses, the Purchaser and Shareholders shall each pay their own costs and expenses incurred under this Section 2.4(d).
(e)The closing adjustments as determined in accordance with this Section 2.4 (the “Closing Adjustments”) shall be used to determine the final Closing Purchase Price in accordance with Section 2.1 (the “Final Purchase Price”). Once the Final Purchase Price is determined in accordance with Section 2.1 and this Section 2.4 if (i) the Estimated Purchase Price exceeds the Final Purchase Price, an amount equal to the difference between the Estimated Purchase Price less the Final Purchase Price (such amount, if any, the “Purchase Price Deficit”) shall be satisfied by offset against the Escrow Account pursuant to the terms of the Escrow Agreement (or by payment of such Purchase Price Deficit by the Shareholders, if the amount in the Escrow Account is insufficient for those purposes), or (ii) the Final Purchase Price exceeds the Estimated Purchase Price (such amount, if any, the “Purchase Price Excess”), the Purchaser shall pay to the Shareholders within ten (10) Business Days of notice of the determination of the Final Purchase Price, an amount equal to the Purchase Price Excess by wire transfer of immediately available funds to the bank account designated in writing by the Shareholders.
(f)Once the Final Purchase Price is determined in accordance with Section 2.1 and this Section 2.4 (and after giving effect to any adjustments thereto resulting from any indemnification payments hereunder), then, for all purposes under this Agreement, references herein to the “Closing Purchase Price” shall mean and refer to the Final Purchase Price, as so determined and adjusted.
Section 2.5Company Options.
(a)Company Options. At, and contingent upon the occurrence of, the Closing, each Company Option that is unexpired and outstanding immediately prior to the Closing, whether or not vested, shall be automatically terminated and be of no force and effect.
(b)General. Neither Purchaser nor any of its Affiliates shall assume any Company Option that is outstanding immediately prior to the Closing, whether or not then exercisable. For the avoidance of doubt, to the extent any holder of Company Options exercises such Company Options prior to the Closing, such holder shall be treated as a Shareholder hereunder with respect to the shares of Company Capital Shares issued in respect of such exercise (which shares shall be deemed issued and outstanding as of immediately prior to Closing for all purposes of this Agreement, unless sold or otherwise transferred prior to the Closing).
Section 2.6Contingent Consideration.
(a)Milestone Payments. Purchaser shall pay to the Shareholders, in accordance with this Section 2.6, the following payments (each, a “Milestone Payment”) upon achievement of the following milestones (each, a “Milestone”):
(i)an amount equal to ~~|||||||||||| ||||||||||||~~ (the “First Milestone Payment”) upon the Company receiving notification from the FDA of the designation of the GLyPharma Product as an orphan drug as documented under 21 C.F.R. §316.24(c) (the “First Milestone”); provided, however, that if the FDA does not deliver a designation of the GLyPharma Product as an orphan drug as provided above prior to the first patient dosing with the GLyPharma Product in a Pivotal Trial as set forth in Section 2.6(a)(iii), the First Milestone Payment shall be forfeited;
(ii)an amount equal to ~~||||||||||||| |||||||||||||~~ (the “Second Milestone Payment”) upon the Therachon Board’s decision to proceed to a Pivotal Trial of the GLyPharma Product, irrespective of indication. Such decision shall be made as early as practicable on a diligent and timely basis by the Therachon Board following the completion of the planned phase 2a clinical trial of the GLyPharma Product in short bowel syndrome patients dependent on total parenteral nutrition and short bowel syndrome intestinal insufficiency patients and shall depend on the acceptable safety/tolerability/efficacy results of such trials and must be corroborated by no regulatory objections from either the FDA or EMA (the “Second Milestone”); and
(iii)an amount equal to ~~||||||||||||| |||||||||||||~~ (the “Third Milestone Payment” and together with the Second Milestone Payment, each an “Additional Milestone Payment”) upon the first patient dosing with the GLyPharma Product in a Pivotal Trial, even if deferred pending other studies (the “Third Milestone” and together with the Second Milestone, each an “Additional Milestone”).

For the avoidance of doubt, each Milestone may only be achieved one time and each Milestone Payment may only be paid one time, if at all.
(b)Payment Procedure for First Milestone. Upon the achievement of the First Milestone, the First Milestone Payment shall be payable in shares of First Milestone Shares at a price per share equal to either (a) the Private FMV of Therachon Preferred Shares if the Therachon IPO has not occurred as of such payment or (b) the Public FMV of Therachon Ordinary Shares if the Therachon IPO has occurred as of such payment. In the event that the First Milestone Payment is due pursuant to Section 2.6(a)(i), then Therachon shall, as soon as practicable and in no event more than thirty (30) days following such First Milestone Payment becoming due, deliver or cause to be delivered to the Shareholders, such number of shares of First Milestone Shares.
(c)Payment Procedure for Additional Milestones. Upon the achievement of the Additional Milestone, the Additional Milestone Payments shall be payable, at Therachon’s sole and absolute discretion, in either cash or shares of Additional Milestone Shares, except that the Additional Milestone Payments shall include at least ~~|| ||~~ of the value of such milestone payment in Additional Milestone Shares, at a price per share equal to either (a) if the Therachon IPO has not occurred as of such payment the greater of (x) the Private FMV of Therachon Preferred Shares or ~~||||||| |||||||~~ or (b) the Public FMV of Therachon Ordinary Shares if the Therachon IPO has occurred as of such payment. In the event that an Additional Milestone Payment is due pursuant to Section 2.6(a)(ii) or (iii), then Therachon shall, as soon as practicable and in no event more than ~~|||||| ||||||~~ days following such Additional Milestone Payment becoming due, deliver or cause to be delivered to the Shareholders, such number of shares of Additional Milestone Shares and a sufficient amount of cash in U.S. dollars to be paid in connection with such Additional Milestone Payments by wire transfer of immediately available funds to an account designated by the Shareholders at least ~~|||| ||||~~ Business Days prior to the date of payment.
(d)Diligence. Purchaser shall, and shall cause its Affiliates to, (i) act in good faith and use Commercially Reasonable Efforts to achieve the Milestones, where “Commercially Reasonable Efforts” means such commercially reasonable efforts as are typically used by a similarly situated pharmaceutical company in comparable circumstances for the development and commercialization of prescription pharmaceutical products of similar commercial potential at a similar stage in product lifecycle, taking into consideration the safety and efficacy of such product, its competitiveness compared to alternative third party products, the proprietary position of the product (including scope and duration of relevant patents), the scope, timing and likelihood of regulatory approval, the regulatory status of the product, whether the product is subject to a clinical hold, recall or market withdrawal, and the anticipated reimbursability and pricing of the product, and (ii) refrain from taking any action in bad faith or without reasonable basis which is intended to prevent, or the primary effect of which is to prevent, the realization of the achievement of any of the Milestones. Without restricting the generality of the foregoing, any failure of the Therachon Board to act in accordance with this Section 2.6(d) shall be deemed to be a breach of this Section 2.6(d) by Therachon.
(e)Milestone Prepayment; Form of Consideration. Notwithstanding anything to the contrary herein, upon the occurrence of an Acceleration Event, Therachon (A) in the case of an Acceleration Event contemplated by paragraphs (a) or (b) of the definition of “Acceleration Event” (hereinafter referred to as a “Therachon-level Acceleration Event”), may elect to make any remaining Milestone Payments to the Shareholders either prior to or when the relevant Milestone has been achieved, and (B) in the case of an Acceleration Event contemplated by paragraph (c) of the definition of “Acceleration Event” (hereinafter referred to as a “GLyPharma-level Acceleration Event”), shall make any remaining Milestone Payments to the Shareholders on or prior to the occurrence the Acceleration Event. The Purchaser shall provide written notice to the Shareholders in the case of a Therachon-level Acceleration Event at least 10 days prior to the occurrence of a Therachon-level Acceleration Event, whether (i) the Purchaser elects to make one or more remaining Milestone Payments in connection therewith or (ii) the Purchaser elects to make one or more remaining Milestone Payments only following the achievement of such Milestones. The Purchaser shall provide written notice to the Shareholders in the case of a GLyPharma-level Acceleration Event at least ~~|||| ||||~~ prior to the occurrence of a GLyPharma-level Acceleration Event, indicating that the conditions for a GLyPharma-level Acceleration Event have been satisfied and that the Milestone Payments are being accelerated pursuant to this Section 2.6(e) upon the closing of such transaction. Any such payment of Milestone Payments that are paid prior to being earned pursuant to this Section 2.6(e) is hereinafter referred to as the “Milestone Prepayment”. Any Milestone Prepayment shall be made in the same form (cash and shares) as contemplated by this Agreement as if the respective Milestones had been achieved immediately prior to the closing of such transaction; provided, however, that with respect to a GLyPharma-level Acceleration Event such Milestone Prepayment shall be paid in cash. The parties agree and acknowledge that any Milestone Prepayment shall be treated as a Milestone Payment for purposes of this agreement, and that upon any Milestone Prepayment, the Shareholders shall not be entitled to the equivalent Milestone Payments if such applicable Milestones are achieved. Therachon agrees that any sale or disposition of the GLyPharma Product that is not a GLyPharma-level Acceleration Event or a Therachon-level Acceleration Event, by it or its Affiliates, directly or indirectly, pursuant to an asset sale or sale of ~~||| |||~~ of the outstanding capital shares of the Company or any other Therachon Affiliates, prior to the earlier of (A) the date on which the Therachon Board decides not to proceed to a Pivotal Trial of the GLyPharma Product, irrespective of indication, and (B) the payment of the last Milestone Payment provided herein, shall require the purchaser of the GLyPharma Product to assume and be responsible for the obligation to pay the Milestone Payments to Sellers if and when earned, with consideration of equivalent value to those contemplated herein. Therachon and Sellers agree that any merger or consolidation that constitutes a Therechon-level Acceleration Event but that does not result in a Milestone Prepayment, shall require that the prospective purchaser assume the obligation to make the Milestone Payments to the Sellers when such Milestone has been achieved as contemplated by this Agreement; provided, however, that any such Additional Milestone Shares that are earned following such transaction shall be the same type of securities as were granted to the holders of Therachon Series A Preferred Shares, if any; provided, further, that the total consideration payable to Sellers shall be comprised of the same ratio of cash and stock as were paid to the holders of Therachon Series A Preferred Shares.
(f)Return of Rights to GLyPharma if Cessation of Development. In the event that Therachon’s Board decides, in good faith, to cease or discontinue all development activities with regard to the GLyPharma Product prior to the Second Milestone Payment, Therachon shall cause its Affiliates, including the Company, to, (i) assign all rights, title and interest in and to the GLyPharma Product held by it or its Affiliates, including under the License Agreement, to the Shareholders or such entity as the Shareholders may direct, and (ii) grant Shareholders or such entity as they may direct, by transfer or assignment, all right, title and interest in and to: (A) all data relating to non-clinical and clinical studies conducted on, and all filings made with regulatory agencies specifically with respect to, the GLyPharma Product; and (ii) any regulatory approvals and regulatory documentation specifically relating to the GLyPharma Product. In consideration of the grant and transfer of rights by Therachon pursuant to this section, Shareholders shall pay to Therachon a ~~|||||||||||| ||||||||||||~~ royalty on all net sales of the GLyPharma Product sold by the Shareholders, its affiliates, licensees, sublicensees or any other entity to which the Shareholders transfer the GLyPharma Product, up to an amount equal to ~~||| |||~~ of the documented development costs incurred by Therachon after the Closing Date with regard to the GLyPharma Product (excluding, for greater certainty, any such amounts as are paid for through Net Working Capital held by the Company immediately following the Closing). To avoid doubt, this section is solely applicable if a decision is made to cease or not continue development activities prior to payment of the Second Milestone Payment and shall not apply to any other milestone or Therachon Board decision.
Section 2.7No Further Ownership Rights in Company Capital Shares. From and after the Closing, the holders of shares of Company Capital Shares outstanding immediately prior to the Closing shall cease to have any rights with respect to such shares, except as otherwise provided for herein or by applicable Legal Requirements.
Section 2.8Lost, Stolen or Destroyed Certificates. In the event that any Company Certificates shall have been lost, stolen or destroyed, the Purchaser shall cause to be paid in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, such payment of consideration as set out on Schedule A; provided, however, that Purchaser may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Purchaser with respect to the Company Certificates alleged to have been lost, stolen or destroyed.
Section 2.9Taking of Necessary Action; Further Action. If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Purchaser with full right, title and possession to the Purchased Equity, the officers and directors of Purchaser and the Company are fully authorized in the name of their respective entities or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.
Section 2.10Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) imposed on any Person with respect to the transactions contemplated by this Agreement shall be borne and paid by such Person.
Section 2.11Escrow. On the Closing Date, Purchaser shall deliver to the Escrow Agent, as a contribution to the Escrow Account, the Escrow Amount, which shall be available to compensate Purchaser (on behalf of itself or any other Purchaser Indemnified Persons) for Damages pursuant to the indemnification obligations of the Company and Shareholders set forth in Article VIII of this Agreement, the Escrow Agreement and pursuant to Section 2.4(e) for any Purchase Price Deficit. The Escrow Amount shall be held by the Escrow Agent in accordance with the terms of this Agreement and the terms of the Escrow Agreement. As promptly as practicable following the date that is 18 months following the Closing Date (the “Escrow Release Date”), the

Escrow Agent shall disburse to the Shareholders any amount then remaining in the Escrow Account less the portion of the Escrow Amount required to address (x) all unsatisfied or disputed claims for indemnification specified in any claim notice delivered to the Escrow Agent prior to the Escrow Release Date in accordance with Article VIII, and (y) any pending dispute with respect to the determination of Final Purchase Consideration which, if determined in favor of Purchaser in accordance with Section 2.4(e), would result in a Purchase Price Deficit. Any portion of the Escrow Amount held following the Escrow Release Date with respect to pending but unresolved claims for indemnification or a Purchase Price Deficit that is not awarded to Purchaser upon the resolution of such claims shall be disbursed within ~~||||| |||||~~ Business Days following final resolution of such claims to the Shareholders.
Section 2.12Further Assurances. Therachon shall cause the punctual payment and performance by the Purchaser of all of its payment obligations, commitments, covenants and undertakings under or pursuant to this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in the schedule prepared and delivered to Purchaser prior to the execution of this Agreement setting forth specific exceptions to the Company’s representations and warranties set forth herein (the “Company Disclosure Schedule”), the Company represents and warrants to the Purchaser as of the Closing Date (except for such representations and warranties made only as of a specific date) as set forth below. Each exception set forth in the Company Disclosure Schedule is identified by reference to the specific section or subsection of this Agreement and relates only to such section or subsection unless the applicability to another section or subsection of the Disclosure Schedule is readily apparent.
Section 3.1Organization, Standing and Power.
(a)The Company is a corporation duly organized, validly existing and in good standing under the laws of Quebec. The Company has all necessary corporate power and authority to own its properties and to carry on its business as now conducted and as currently contemplated to be conducted. The Company is duly qualified to transact business and is in good standing in all jurisdictions in which the nature of its respective business or of its respective properties makes such qualification necessary and where the failure to qualify and be in good standing would not be a Company Material Adverse Effect. The Company has delivered a true and correct copy of the Organizational Documents and any other governing documents, as amended to date and in full force and effect on the date hereof, to Purchaser. The Company is not in violation of any of the provisions of its governing documents.
(b)Except as disclosed in Section 3.1(b) of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

(c)Section 3.1(c) of the Company Disclosure Schedule sets forth a true and complete list of each jurisdiction in which the Company is qualified to do business as a foreign or extra-provincial corporation.
Section 3.2Capitalization.
(a)The authorized capital shares of the Company consists of (i) an unlimited number of Company Common Shares, and (ii) an unlimited number of Company Preferred Shares. As of the date hereof, (a) 100 Company Common Shares and 26,962,494 shares of Company Preferred Shares are issued and outstanding; and (b) 26,962,494 shares of Company Common Shares are reserved for issuance upon conversion of Company Preferred Shares. All shares of outstanding Company Capital Shares are, and all shares of Company Capital Shares that may be issued pursuant to the conversion of Company Preferred Shares will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. The rights, preferences and privileges of the Company Capital Shares are as set forth in the Organizational Documents. Since the date of the filing of the Company Certificate of Incorporation, there has not occurred any event that would cause any adjustment or readjustment in the applicable conversion price of the Company Preferred Shares. The Shareholders hold beneficially and of record 100% of the authorized and outstanding capital shares of the Company.
(b)Except as set forth above and in Sections 3.2(d) and Section 3.2(e) of the Company Disclosure Schedule, (i) there are no capital shares or any other securities of the Company authorized, issued or outstanding; (ii) there are no existing options, warrants, calls, preemptive rights, Indebtedness having general voting rights or debt convertible into securities having such voting rights (“Voting Debt”) or subscriptions or other rights, agreements, arrangements or commitments of any character (including any shareholder rights plan or similar plan commonly referred to as a “poison pill”) relating to the issued or unissued capital shares of the Company obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold any capital shares or Voting Debt of, or other equity interest in, the Company or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company to make any payment linked to the value of the capital shares of the Company or the sale price of the Company, or obligating the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment; (iii) there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire the Company Common Shares, or other capital shares of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity; and (iv) all equity compensation awards issued by the Company have been made in all material respects in accordance with applicable Legal Requirements.
(c)Except for the Shareholder Agreement and as set forth on Section 3.2(c) of the Company Disclosure Schedule, (i) to the Knowledge of the Company, there are no voting trusts, proxies, or other agreements or understandings with respect to any equity interests of the Company, and (ii) the Company is not a party to any agreement or understanding relating to the registration, sale or transfer (including agreements relating to rights of first refusal, “co-sale” rights, “drag-along” rights or registration rights) of the Company’s capital shares, or any other investor rights, including, without limitation, rights of participation (i.e., pre-emptive rights), co-sale, voting, first refusal, board observation, visitation or information or operational covenants.

(d)Section 3.2(d) of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof of each holder of record of Company Capital Shares and the number and class of such securities owned by each such holder.
(e)Section 3.2(e) of the Company Disclosure Schedule accurately lists all Company Debt, including, for each item of Company Debt, the contract governing the Company Debt and the current interest rate, maturity date and any assets or properties securing such Company Debt. All Company Debt may be prepaid at the Closing without penalty under the terms of the Contracts governing such Company Debt.
(f)Upon consummation of the transactions contemplated by this Agreement, (i) the Purchaser will acquire good and marketable title to the Purchased Equity, which represents 100% of the issued and outstanding capital shares of the Company, free and clear of all Liens; (ii) the capitalization of the Company shall be as set forth on Section 3.2(f) of the Company Disclosure Schedule; and (iii) except as set forth on said Section 3.2(f) of the Company Disclosure Schedule, no Person will have any right to receive capital shares of the Company.
Section 3.3Authority.
(a)The Company has the requisite corporate power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by the effect, if any, of (i) any applicable bankruptcy, reorganization, insolvency, moratorium or other Legal Requirements affecting the enforcement of creditors’ rights generally, and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.
(b)The execution and delivery by the Company of this Agreement and the consummation of the Transactions contemplated hereby does not (i) conflict with, or result in any breach or violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or obligation or loss of any benefit under any provision of the Organizational Documents, (ii) conflict with, or result in any breach or violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, breach, acceleration, cancellation or obligation or loss of any benefit under, assuming the consents, waivers and approvals set forth in Section 3.3(b)(ii) of the Company Disclosure Schedule are duly obtained, any Contract to which the Company is a party or to which its properties or assets are bound, (iii) result in the creation or imposition of any Lien upon any properties or assets of the Company, (iv) cause the suspension or revocation of any Authorization or (v) subject to the exceptions set forth in the sentence that immediately follows, conflict with, or result in any breach or violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or obligation or loss of any benefit under any Legal Requirement applicable to the

Company or any of its respective assets, except in the case of clauses (ii)-(v) above, as would not be a Company Material Adverse Effect. No notice to, filing with, and no permit, authorization, consent or approval of, any arbitrator, court, nation, government, any state, province, locality, or other political subdivision thereof or any authority, agency, or other entity exercising executive, legislative, judicial regulatory, taxing or administrative functions of, or pertaining to, government (a “Governmental Entity”) is necessary for the consummation by the Company of the transactions contemplated by this Agreement.
(c)The affirmative votes or written consents of the Shareholders are the only votes or written consents of any class or series of the Company Capital Shares necessary to approve this Agreement and the other transactions contemplated hereby, including under the Organizational Documents (such votes together, the “Required Vote”).
Section 3.4Financial Statements. Attached hereto as Section 3.4 of the Company Disclosure Schedule are true, correct and complete copies of the Financial Statements. Each of the Financial Statements (including in all cases the notes and schedules thereto, if any) (i) is accurate and complete in all material respects; (ii) is consistent with the books and records of the Company; (iii) is prepared in accordance with Canadian generally accepted accounting principles (“GAAP”) consistently applied throughout the periods covered thereby; and (iv) presents fairly and accurately in all material respects the consolidated financial position of the Company as at such dates and the results of operations, shareholders’ equity and cash flows of the Company for such periods on a consolidated basis, subject in the case of the Interim Financial Statements to normal year-end adjustments, none of which would be material, individually or in the aggregate, and the absence of footnotes. Since December 31, 2017, there has been no material change in any accounting policies, principles, methods or practices, including any change with respect to the Company’s policy for accounting for reserves (whether for bad debts, contingent liabilities or otherwise), of the Company. No audit firm has ever declined or indicated its inability to issue an opinion with respect to any financial statements of the Company (except with respect to matters that were promptly corrected by the Company). The Company maintains, and at all times since January 1, 2015 has maintained a system of cash management which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes.
Section 3.5Absence of Certain Changes. Since December 31, 2017, the Company has not suffered any Company Material Adverse Effect. Since December 31, 2017, except as and to the extent set forth in the Financial Statements or in Section 3.5 of the Company Disclosure Schedule, the Company has conducted its business in the ordinary course consistent with past practice and has not taken any action that, if taken during the period from the date of this Agreement through the Closing Date, would constitute a breach of this Section 3.5.
Section 3.6Absence of Undisclosed Liabilities. Except for non-material liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Audited Balance Sheet, the Company has no liabilities (whether contingent or absolute, direct or indirect, known or unknown to the Company or matured or unmatured or otherwise) that are not reserved or reflected in the Interim Financial Statements (including the notes thereto). There are no material “off balance sheet arrangements” involving the Company. For such purposes, “off balance sheet arrangement” means any contractual arrangement under which the Company

(whether or not a party to the arrangement) has, or in the future may have any obligation under a guarantee contract; a retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to that entity for such assets; any obligation (including a contingent obligation) under derivative instruments; or any obligation under a material variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to the Company or engages in leasing, hedging or research and development services with the Company. Except as set forth in Section 3.6 of the Company Disclosure Schedule, the Company has no Indebtedness.
Section 3.7Litigation. There is no material Proceeding pending or, to the Knowledge of the Company, threatened against the Company, any of its respective properties or any of its respective officers or directors (in their capacities as such). As of the date hereof, there is no Proceeding pending or, to the Knowledge of the Company, threatened against the Company which seeks to, or would reasonably be expected to, restrain, enjoin, or delay the consummation of any of the transactions contemplated by this Agreement or which seeks damages in connection therewith, and no injunction or any type has been entered or issued.
Section 3.8Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon the Company which has or would reasonably be expected to have the effect of prohibiting or impairing any current business practice of the Company in any material respect, any acquisition of property by the Company or the conduct of business by the Company as currently conducted or as currently proposed to be conducted. Except as set forth in Section 3.8 of the Company Disclosure Schedule, the Company is not party to or bound by any Contract containing any covenant, and the Company is not bound by any judgment, injunction, order or decree, (a) prohibiting, impairing or limiting in any material respect the right of the Company to engage or compete in any line of business, to make use of any Company Intellectual Property, to compete with any Person or acquire any property, (b) granting any exclusive distribution rights, (c) providing “most favored nations” or other preferential pricing terms for any Company products, or (d) which otherwise adversely affects or would reasonably be expected to adversely affect the right in any material respect of the Company to sell, distribute, design or develop any Company products or Company Intellectual Property.
Section 3.9Compliance with Legal Requirements; Company Authorizations. (a) The Company is and has been in compliance in all material respects with all Legal Requirements and Authorizations applicable to the Company or its assets, properties or businesses; (b) no notice, charge, claim, action or assertion has been received by the Company, no event has occurred and, to the Knowledge of the Company, no circumstance exists and no notice, charge, claim, investigation, audit or action has been filed, commenced or threatened against the Company that (with or without notice or lapse of time) (i) may constitute or result in a violation by the Company of, or a failure on the party of the Company to comply in any material respect with, any Legal Requirement or Authorization applicable to the Company or its assets, properties or businesses or (ii) may give rise to any material obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any curative action of any nature with respect to any Legal Requirements or Authorizations; and (c) the Company has not received any written notification or assessment from any Governmental Entity or any other Person asserting that (i) the Company is not in compliance in any material respect with any Legal Requirement or Authorization applicable to the Company or its assets, properties or businesses or (ii) the Company may have an obligation to undertake, or to bear all or any portion of the cost of, any curative action of any nature with respect to any Legal Requirements or Authorizations that would be material to the Company. Except as would not be a Company Material Adverse Effect, the Company possesses all Authorizations necessary to conduct the Company’s business in each jurisdiction (federal, state, provincial, and local, including foreign) in which the Company has conducted business, and Section 3.9 of the Company Disclosure Schedule contains a true and complete list of all such Authorizations. All such Authorizations are in full force and effect, in all material respects, and there are no actions pending or, to the Knowledge of the Company, threatened that seek the revocation, cancellation, suspension or adverse modification thereof.
Section 3.10Title to Property. The Company has good and marketable title to all of its material properties, interests in properties, Intellectual Property and assets that the Company purports to own (tangible and intangible), including all the properties and assets reflected on the Audited Balance Sheet or acquired after the date of the Audited Balance Sheet, free and clear of all Liens.
Section 3.11Intellectual Property.
(a)Section 3.11(a) of the Company Disclosure Schedule sets forth a correct and complete list of all (i) issued Patents and Patent applications, (ii) Trademark registrations and applications, (iii) Copyright registrations and applications, and (iv) material Software, in each case which is owned by the Company in any jurisdiction in the world. The Company is the sole and exclusive beneficial and, with respect to applications and registrations (including Patents), record owner of all of the Intellectual Property items set forth in Section 3.11(a) of the Company Disclosure Schedule, and all such Intellectual Property that is registered is subsisting, valid, and enforceable.
(b)Section 3.11(b) of the Company Disclosure Schedule sets forth a true, correct, and complete list of all Contracts (i) pursuant to which the Company (A) is granted or obtains or agrees to obtain any right to use any material Intellectual Property (other than standard form Contracts granting rights to use readily available shrink wrap or click wrap Software having a replacement cost and annual license fee of less than ~~||||||||| |||||||||~~ for all such related Contracts in the aggregate), (B) is restricted in its right to use or register any material Intellectual Property, or (C) permits or agrees to permit any other Person, to use, obtain, enforce, or register any material Intellectual Property, including any license agreements, coexistence agreements, and covenants not to sue, and (ii) that would require, following the Closing, Purchaser to license, assign, or make available its or its Affiliates’ (other than Company) Intellectual Property to any other Person, or restrict the use by Purchaser or its Affiliates of such Intellectual Property as a result of the transactions contemplated hereby, in the case of each of clauses (i) and (ii), excluding all non- disclosure, material transfer, clinical trial and similar Contracts.
(c)Except as set forth in Section 3.11(c) of the Company Disclosure Schedule:
(i)The Company owns, or has a valid right to use, or can develop or obtain rights to use on commercially reasonable terms, free and clear of all Liens, all material Intellectual Property used or held for use in the business of the Company.

(ii)Except for research use exceptions in any jurisdiction worldwide, to the Knowledge of the Company (A) the conduct of the business of the Company (including the products and services of the Company), as conducted in the past three years, as currently conducted, and as currently contemplated to be conducted for future commercialization, has not, does not and will not infringe, misappropriate, or otherwise violate, in each case in a manner that is or would be material to the Company, any Person’s Intellectual Property, and (B) there has been no such claim asserted or threatened in writing (including in the form of offers or invitations to obtain a license) in the past three (3) years against the Company.
(iii)To the Knowledge of the Company, no Person is materially infringing, misappropriating, or otherwise violating any Intellectual Property owned, used, or held for use by the Company, and no such claims have been asserted or threatened in writing against any Person by the Company in the past three (3) years.
(iv)There has been no claim asserted or threatened in writing by any Person against the Company challenging the scope, validity, or enforceability of any applications or registrations for Patents or Trademarks owned by the Company. The Company has not granted any Person any right to control the prosecution or registration of any material Intellectual Property owned by the Company or to commence, defend, or otherwise control any claim with respect to such Intellectual Property.
(v)The Company takes reasonable measures to protect the confidentiality of material Trade Secrets. To the Knowledge of the Company, there has not been any disclosure of any material Trade Secret of the Company (including any such information of any other Person disclosed in confidence to the Company) to any Person in a manner that has resulted or is likely to result in the loss of such Trade Secret or other rights in and to such information.
(vi)Each current and former Employee and officer of the Company is bound by proprietary information provisions contained in their employment or contracting agreements substantially in the form made available to Purchaser prior to the date hereof.
(vii)No current or former director, shareholder, officer, or Employee of the Company will, after giving effect to the transactions contemplated hereby, own, license, or retain any proprietary rights of the Company in and to Intellectual Property owned, used, or held for use (including for defensive purposes) by the Company.
(viii)The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property as owned, used, or held for use (including for defensive purposes) as of the date hereof.
(ix)The Company has at all times complied in all material respects with all applicable material Legal Requirements relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by or on behalf of the Company. No claims have been asserted or threatened in writing against the Company alleging a violation of any Person’s privacy or personal information or data rights and to the Knowledge of the Company the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any Legal Requirement or procedure related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by or on behalf of the Company, except such breaches or violations as would not have a Company Material Adverse Effect. The Company takes reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse.
Section 3.12Environmental Matters.
(a)The Company is in compliance in all material respects with all Environmental Laws, which compliance includes the possession by the Company of all Authorizations required under all Environmental Laws, and material compliance with the terms and conditions thereof.
(b)There is no Environmental Claim pending or, to the Knowledge of the Company, threatened against the Company or against any Person whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law, except as would not be a Company Material Adverse Effect.
(c)Except as would not be a Company Material Adverse Effect, there are no circumstances, conditions or incidents, including the presence of any Material of Environmental Concern, that would reasonably be expected to form the basis of any Environmental Claim against the Company.
Section 3.13Taxes.
(a)The Company has duly filed or caused to be filed, in a timely manner with the appropriate Tax Authorities, all federal and provincial income Tax Returns and all other material Tax Returns required to be filed (determined with regard to any timely extensions). Each such Tax Return filed or required to be filed is true, correct, and complete in all material respects, and all income and other material Taxes (regardless of having been shown as due on any Tax Return) have been timely paid in full, or an adequate reserve has been established therefor. No extensions of time to file any Tax Returns are have been granted or are pending.
(b)The amount of the liability of the Company for unpaid Taxes does not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) reflected in the Interim Financial Statements.
(c)There are no liens for material Taxes on any of the assets of the Company except for liens for Taxes not yet due and payable.
(d)The Company is not a party to or bound by any contract, obligation or agreement (other than a Non-Tax Commercial Agreement) to pay the Taxes of any other Person or to pay the Taxes with respect to transactions relating to any other Person.

(e)The Company has not applied for or received the agreement of any Tax Authority to waive or extend the statutory period of limitation applicable to any Taxes of the Company for any period.
(f)To the Knowledge of the Company, no foreign, federal, state, provincial, or local tax audits or administrative or judicial Tax proceedings against the Company are pending, being conducted or have been threatened in writing. The Company has not received any claim in writing by a Tax Authority in a jurisdiction in which the Company does not file Tax Returns that it is or may be subject to income taxation in that jurisdiction.
(g)The Company has not received from any foreign, federal, state, provincial, or local Tax Authority (including jurisdictions where the Company has not filed Tax Returns) any written notice indicating an intent to open an audit or other review, or notice of material deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any Tax Authority against the Company, in each case, other than with respect to a matter that has been resolved in full.
(h)The Company has delivered or made available to Purchaser copies of the federal and provincial income Tax Returns relating to the Company and notices of assessment and reassessment with respect thereto for each of the five (5) complete taxation years preceding the date hereof.
(i)The Company has complied in all material respects with all applicable Legal Requirements, rules and regulations relating to the payment and withholding of Taxes and has, within the time and the manner prescribed by law, withheld and paid over to the proper Tax Authorities all amounts required to be so withheld and paid over under applicable Legal Requirements.
(j)The Company is a Canadian controlled private corporation, as defined in the ITA and has been one since its incorporation.
(k)The Company has no unpaid amounts that may be required to be included in income for Canadian income tax purposes for any taxation year ending after the Closing Date under section 78 of the ITA or any corresponding provisions of any applicable provincial Tax statute. The Company has not acquired property from a Person in circumstances that would result in the Company becoming liable to pay Taxes of such Person under subsection 160(1) of the ITA.
(l)The Company, if required, is duly registered under subdivision (d) of Division V of Part IX of the Excise Tax Act (Canada) with respect to the goods and services tax and harmonized sales tax which the Company is or has been required to collect. All material input tax credits claimed by the Company pursuant to the Excise Tax Act (Canada) have been proper, correctly calculated and documented in accordance with the requirements and the regulations thereto.
(m)The Purchased Equity is not “taxable Canadian property” within the meaning of the ITA and is not “taxable Québec property” for purposes of the Taxation Act (Québec).

(n)The Company is a taxable Canadian corporation and is not a “non resident” of Canada within the meaning of the ITA.
Section 3.14Employee Benefit Plans
(a)Except as listed in Section 3.14(a) of the Company Disclosure Schedule, the Company does not have, and is not subject to any obligation or liability under, any written pension plan or retirement benefit plan, deferred compensation plan, incentive compensation plan, retirement income plan, stock option or stock purchase plan, stock appreciation plan, phantom stock option plan, retirement plan, salary continuation plan, severance plan, supplemental unemployment plan, profit sharing plan, commission plan, bonus plan or policy, employee group insurance plan, hospitalization plan, disability plan, health, welfare, medical or dental plan or other employee benefit plan, program, policy, arrangement or practice, formal or informal, with respect to any of its Employees, other than pursuant to the Canada Pension Plan Act, and other similar plans established pursuant to equivalent provincial Legal Requirements.
(b)Section 3.14(b) of the Company Disclosure Schedule lists all of the Contracts, policies, programs, plans, procedures and work-related rules or practices in effect with respect to Employees of the Company, including policies relating to holiday, sick leave, vacation, disability and death benefits, termination and severance pay, automobile allowances and rights to company- provided automobiles and expense reimbursements, retirement savings, retirement allowances, pensions (including pension bridging benefits), bonuses, profit sharing, stock purchase, stock option, stock bonus, employee stock ownership, phantom stock, stock appreciation rights, deferred compensation, incentive compensation, hospitalization, health, medical or dental treatment or expenses, supplemental unemployment insurance benefits, employee loans, vacation pay, change of Control payments, and any other benefit plan of any nature whatsoever, and any trust, escrow, or other Contract related thereto, other than government plans (the plans, programs, policies, practices, arrangements and procedures listed in Section 3.14(b) of the Company Disclosure Schedule are collectively called the “Benefit Plans”). Complete and correct copies of all documentation establishing or relating to the Benefit Plans or, where such Benefit Plans are oral commitments, written summaries of the terms thereof, and the most recent financial statements and actuarial reports related thereto, if any, and all reports and returns in respect thereof filed with any regulatory agency or other Governmental Entity within three (3) years prior to the date hereof have been provided to Purchaser.
(c)Except as disclosed in Section 3.14(c) of the Company Disclosure Schedule, there are no current or pending claims by any Employee covered under the Benefit Plans or by any other Person which alleges a breach of fiduciary duties or violation of any applicable Legal Requirement or which may result in liability to the Company, and, to Knowledge of the Company, there is no basis for such a claim. There are no Employees or former Employees of the Company who are receiving from the Company any pension or retirement payments, or who are entitled to receive any such payments, not covered by a pension plan to which the Company is a party.
(d)The Company has not made any representations to any of its Employees, nor does there exist any undertaking or commitment, to create any additional Benefit Plan or to change or modify any existing Benefit Plan.

(e)Except as disclosed in Section 3.14(e) of the Company Disclosure Schedule, the consummation of the Transactions will not constitute an event under any Benefit Plan or contract with a present or former Employee, Consultant, agent, director or officer, which will or may result in any severance or other payment to such Person, or in the acceleration, vesting or increase in benefits with respect to any present or former Employee, Consultant, agent, director or officer.
(f)The Company is in material compliance with all applicable pay equity legislation and regulation in Québec, including the Pay Equity Act and the Regulation respecting the report on pay equity.
(g)None of the Consultants are or will be considered to be Employees of the Company under applicable Legal Requirements including relating to employment and Taxes, and the Company has no liability or obligation to any Tax Authority in respect of withholdings, deductions at source or otherwise with respect to any Consultant. All Consultants are paid by the Company and provide services to the Company in accordance with the terms of the agreements they have in place with the Company, and the Company does not have any obligations or liabilities due or owing to any Consultants except for work currently in progress in the ordinary course of business.
Section 3.15Labor and Employee Matters.
(a)Except as disclosed in Section 3.15(a) of the Company Disclosure Schedule, no Employee of the Company has any agreement as to length of notice or severance payment required to be provided to such Employee in order to terminate his or her employment, other than such as results by applicable Legal Requirements from the employment of an Employee without an agreement as to notice or severance. There is no agreement, policy, plan or practice applicable to any Employee or the termination of an Employee’s employment relating to the payment of any management, consulting or other fee or any bonus, retention payment, change of Control or golden parachute payment, pension, share of profits or retirement allowance, or any insurance, health or other Employee benefit, except as disclosed in Section 3.15(a) of the Company Disclosure Schedule. Section 3.15(a) of the Company Disclosure Schedule sets forth (i) all of the Employees of Company that have been terminated since January 1, 2013 and any paid or outstanding severance amounts or similar payments made, or to be made, in connection with such terminations, and (ii) all of the Employees of the Company that have been terminated prior to January 1, 2013 in relation to which severance amounts or similar payments remain to be made.
(b)Except as disclosed in Section 3.15(b) of the Company Disclosure Schedule, the Company has complied in all material respects with all Legal Requirements applicable to or relating to its Employees and there are no pending, outstanding or, to the Knowledge of the Company, threatened applications, claims, orders, investigations, or audits against the Company under any Legal Requirements applicable to or relating to its Employees, nor have there been any claims or orders against the Company under any such Legal Requirements within the period of five (5) years preceding the date of this Agreement, except as disclosed in Section 3.15(b) of the Company Disclosure Schedule. The Company has paid in full all amounts owing under the Act respecting occupational health and safety (Québec), and, to the Knowledge of the Company, there are no circumstances related to the workers’ compensation claims experience of the Company or otherwise, which would permit or require a reassessment, penalty, surcharge or other additional payment under such legislation, except as disclosed in Section

3.15(b) of the Company Disclosure Schedule. All obligations of the Company for owed vacation pay as of the Closing Date and banked vacation entitlement, holiday pay, overtime pay or time-off entitlement, sick pay or banked sick leave, premiums for employment or unemployment insurance, employer health tax, Canada Pension Plan (and provincial equivalents) premiums, accrued Employee compensation and Benefit Plan payments or premiums will have been paid or discharged as of the Closing Date, or if unpaid, are accurately reflected in the books and records of the Company in a manner consistent with past practice. There are no lawsuits, claims, demands, proceedings, charges or complaints pending, or to the Knowledge of the Company threatened, against or by the Company involving any of its present or former Employees, Consultants, or applicants for employment.
(c)The Company has not at any time been a party to any collective bargaining agreement or similar agreement with any labor organization or works council, or work rules or practices agreed to with any labor organization, works council or Employee association applicable to Employees of the Company. None of the Employees of the Company are represented by any labor organization, trade union or works council and, to the Knowledge of the Company, there have been no union or works council organizing activities or proceedings among any of its Employees, nor does any question concerning representation exist concerning such Employees.
(d)There is no labor strike, material labor dispute, corporate campaign, work slowdown, work stoppage or lockout pending, or to the Knowledge of the Company threatened, against the Company and, to the Knowledge of the Company, during the last three years there has not been any such collective action.
(e)To the Knowledge of the Company, no Employees of the Company are in violation of any term of any employment Contract, invention assignment agreement, patent disclosure agreement, non-competition agreement, non-solicitation agreement, or any other restrictive covenant to a former employer relating to the right of any such Employee to be employed by the Company because of the nature of the business conducted by the Company or to the use of Trade Secrets or proprietary information of others.
(f)Section 3.15(f) of the Company Disclosure Schedule sets forth a true and complete list of (i) the names, titles, job description, start date, work location, current salaries or remuneration, and all benefits of each of the Employees, directors and elected and appointed officers of the Company, and (ii) each Employee of the Company who is on a leave of absence from work (and the basis of such leave). No Employee or officer of the Company has given notice to the Company, nor does the Company have Knowledge, that any such Employee or officer intends to terminate his or her employment with the Company.
(g)Except as set forth on Section 3.15(g) of the Company Disclosure Schedule, no Person has any agreement with the Company under which that Person acts as a Consultant, or in a similar capacity for the Company whether on a full time or a part time or retainer basis or otherwise. The Company has provided to the Purchaser true and complete copies of each agreement with a Consultant, and Section 3.15(g) of the Company Disclosure Schedule sets out all of the material terms and provisions of each agreement between the Company and each Consultant to the extent the agreement with such Consultant has not been provided or is not in written form.
(h)Section 3.15(h) of the Company Disclosure Schedule sets out the names of each Employee who is, at the date of this Agreement, subject to a dismissal procedure. Except as set out in Section 3.15(h) of the Company Disclosure Schedule, no Employee of the Company is on long-term disability leave, extended absence or receiving benefits pursuant to An Act respecting Industrial Accident and Occupational Diseases (Québec).
(i)None of the Employees are employed pursuant to a work permit issued by Canada Immigration, or for whom any type of immigration application has been filed by the Company. To the Knowledge of the Company, no Employee or former Employee of the Company is or has been, during his or her employment, an illegal or undocumented worker. All current Employees, have all work permits, visas, authorizations or status, as the case may be, required under all Legal Requirements to perform work or to provide services in Canada.
(j)The Company has not been cited, fined, served with a notice of intent to fine or with a cease and desist order, nor has any actions, audit, investigation or administrative proceeding been initiated or, to the Knowledge of the Company, threatened against the Company by reason of any actual or alleged failure to comply with any applicable Legal Requirement relating to immigration.
Section 3.16Related Party Transactions. Except as set forth on Section 3.16 of the Company Disclosure Schedule, the Company is not indebted to any Related Party (except for current amounts due as normal salaries or fees and bonuses and in reimbursement of ordinary expenses), and no such Person is indebted to the Company. Except as set forth on Section 3.16 of the Company Disclosure Schedule, to the Knowledge of the Company, no Related Party owns or holds, directly or indirectly, any interest in (excepting holdings solely for passive investment purposes of securities constituting less than five percent (5%) of the equity of any such entity), or is an officer, director, Employee or Consultant of, any Person that is a bona fide lessor, lessee, customer or supplier of the Company; provided that no such representation is made with respect to entities that are portfolio investments of either CTI Life Sciences Fund or its affiliates or Fonds de solidarité des travailleurs du Québec (FTQ). To the Knowledge of the Company, no Related Party is a competitor of the Company or an Affiliate to any Competitor of the Company; provided that no such representation is made with respect to entities that are portfolio investments of either CTI Life Sciences Fund or its affiliates or Fonds de solidarité des travailleurs du Québec (FTQ). Except as set forth on Section 3.16 of the Company Disclosure Schedule, no officer, director or, to the Knowledge of the Company, Shareholder (a) owns or holds, directly or indirectly, in whole or in part, any Company Intellectual Property, (b) has any claim, charge, action or cause of action against the Company, except for claims for reasonable reimbursement of expenses, accrued vacation pay or accrued benefits under any Benefit Plan existing on the date hereof (or as set forth on Section 3.16 of the Company Disclosure Schedule), (c) has made, on behalf of the Company, any payment or commitment to pay any commission, fee or other amount to, or to purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any other Person of which such Related Party is a partner or shareholder (except holdings solely for passive investment purposes of securities constituting less than ~~|||||||||||| ||||||||||||~~ of the equity of any such entity) or (d) has any interest in any material property, real or personal, tangible or intangible, used in or pertaining to the business of the Company (except for personal electronic devices used for purposes related to the business of the Company among other things).
Section 3.17Leased Property. Section 3.17 of the Company Disclosure Schedule sets forth a complete list of the real property leased by the Company and a description of each lease (the “Lease Agreements”), including the current landlord and tenant. The Company leases no real property other than the real property subject to the Lease Agreements. There are no material disputes or forbearance programs in effect as to the Lease Agreements. To the Knowledge of the Company there are no existing defaults by the Company or , any other party under any Lease Agreement, and, to the Knowledge of the Company, no event has occurred that (with the giving of notice, lapse of time or both) would constitute a material default or material breach by the Company under any Lease Agreement or permit the termination, modification or acceleration of rent by the landlord under any Lease Agreement. The Company is not engaged in any negotiation for the reviewing of the rent payable under any Lease Agreement. The Company does not, and has never, owned any direct or indirect interest in real property.
Section 3.18Insurance. The Company has policies of insurance and thirty-party bonds of the type and in the amounts that are commercially reasonable for Persons conducting businesses or owning or leasing assets similar to those of the Company. Section 3.18(i) of the Company Disclosure Schedule contains a complete list of the material policies and Contracts of insurance maintained by the Company other than Employee Benefit Plans. All such policies and bonds are in full force and effect, all premiums due and payable to date under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds. There is no claim pending under any such policies or bonds as to which coverage has been denied or disputed by the underwriters of such policies or bonds. The Company has not received any notice of cancellation or non-renewal of any such policies or bonds from any of its insurance carriers, nor to the Knowledge of the Company, is the termination of any such policies or bonds threatened. The Company has not received any notice from any of its insurance carriers that any insurance premiums will be increased in the future or that any insurance coverage presently provided will not be available to the Company in the future on substantially the same terms as now in effect (in each case, other than general increases not specifically related to the Company). Except as disclosed on Section 3.18(ii) of the Company Disclosure Schedule, none of such policies or bonds provides for any retrospective premium adjustment, experience-based liability or loss-sharing arrangement affecting the Company.
Section 3.19Product Liability. There are no Proceedings pending and the Company has not received written notice of any threatened Proceedings against the Company arising out of any injury to individuals or property as a result of the ownership, possession or use of any products in development, developed, manufactured, sold or delivered by the Company or with respect to any services rendered by the Company or relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation..
Section 3.20Regulatory Matters.
(a)The GLyPharma Product is being and has been developed, tested, manufactured, stored, imported, exported, and distributed in compliance in all material respects with all applicable Legal Requirements, including (i) those governing research, development, investigational use, marketing approval, record keeping, reporting, testing, manufacturing, storage, importation, transportation, handling, distribution or export of pharmaceutical products, and (ii) all rules and regulations issued under such Legal Requirements, including those relating to good laboratory practice, good clinical practice, record keeping, establishment registration or licensing, investigational use, marketing approval, filing of reports, protection of human subjects, humane care and use of laboratory animals, and good manufacturing practice, except such non-compliance as would not have a Company Material Adverse Effect.
(b)The Company is not subject to any pending or, to the Knowledge of the Company, threatened Proceeding by the HPFB or FDA alleging that any operation or activity of the Company is in violation of the FDCA, the CFDA or any other Legal Requirement, or any equivalent Governmental Entity outside Canada pursuant to any foreign Legal Requirement
(c)The Company has made available to Purchaser as of the date of this Agreement a complete and correct copy of each Investigational New Drug application or the equivalent submitted to the HPFB, FDA, EMA, PMDA, TPD and comparable foreign regulatory authorities with respect to the GLyPharma Product, including all supplements and amendments thereto.
(d)All pre-clinical and clinical investigations, studies, and trials, and all other studies and tests conducted by or on behalf of the Company have been, and if still pending are being, conducted in compliance in all material respects, to the extent applicable, with research protocols, good laboratory practices, good clinical practices, and all applicable Legal Requirements, including the FDCA and CFDA, FDA’s and HPFB’s implementing regulations, including FDA standards for conducting non-clinical laboratory studies, for the design, conduct, performance, monitoring, auditing, recording, analysis and reporting of clinical trials and all Legal Requirements restricting the use and disclosure of health information, except such non-compliance as would not have a Company Material Adverse Effect. Except as disclosed in Section 3.20(d) of the Company Disclosure Schedule, no clinical trial conducted by or on behalf of the Company has been terminated or suspended prior to completion and, to the Knowledge of the Company, there are no facts that would reasonably be expected to give rise to such a termination or suspension. Neither the FDA, the HPFB, nor any other applicable Governmental Entity, institutional review board or independent monitoring committee that has or has had jurisdiction over, any pre-clinical or clinical trial conducted by or on behalf of the Company, has commenced or, to the Knowledge of the Company, threatened to initiate any action to place a clinical hold order on, or otherwise terminate or suspend, any proposed or ongoing clinical investigation conducted or proposed to be conducted by or on behalf of the Company. Section 3.20(d) of the Company Disclosure Schedule lists all clinical trial investigatory sites for the GLyPharma Product, identifying as to each such site whether the Company has conducted a regulatory and quality assessment and audit of such site. All material adverse observations resulting from such regulatory and quality assessments and audits by the Company have been or are in the process of being remediated.
(e)The Company has timely filed all reports, statements, documents, registrations, filings, amendments, supplements and submissions required to be filed by it under applicable Legal Requirements. Each such filing complied and complies in all material respects with applicable Legal Requirements and any legally necessary or required updates, changes, corrections, amendments, supplements or modifications to such filings have been submitted to the applicable Governmental Entity.
(f)The Company has complied in all material respects with all applicable security and privacy standards under (i) the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, including the regulations promulgated thereunder, (ii) any comparable foreign Legal Requirements relating to the security or privacy of medical information, and (iii) any applicable state and provincial privacy Legal Requirements, including without limitation the Québec Act respecting the protection of personal information in the private sector, except in each such case such breaches or violations as would not have a Company Material Adverse Effect.
(g)To the Knowledge of the Company, all manufacturing operations conducted for the benefit of the Company have been and are being conducted in material compliance with applicable Legal Requirements, including, to the extent applicable, the provisions of the FDA’s and HPFB’s current good manufacturing practice regulations, and the respective counterparts thereof promulgated by Governmental Entities in countries outside Canada. To the Knowledge of the Company, none of the Company’s contract manufacturers of the GLyPharma Product has received a notice of inspectional observation or “warning letter” relating to the GLyPharma Product.
(h)To the Knowledge of the Company, no data generated by the Company with respect to the GLyPharma Product that has been provided to any third party or otherwise made public is the subject of any regulatory or other action, either pending or threatened, by any Governmental Entity relating to the truthfulness or scientific adequacy of such data.
(i)Neither the Company, nor to the Knowledge of the Company any of its Representatives, has been convicted of any crime or engaged in any conduct that has resulted, or would reasonably be expected to result, in debarment or exclusion from clinical trials under applicable Legal Requirements. To the Knowledge of the Company no Proceedings that would reasonably be expected to result in such a material debarment or exclusion of the Company are pending or threatened against the Company or any of its Representatives.
(j)The Company is not a party to any consent decree, settlement order, or similar agreement with, or imposed by, any Governmental Entity.
Section 3.21Books and Records. Except to the extent such books and records relate to consideration of a strategic transaction, the books and records of the Company made available to Purchaser contain a complete and accurate copy of the minutes of all meetings of directors (including committees thereof) and shareholders and all written resolutions since the time of incorporation of the Company, as the case may be, through the date of this Agreement, and reflect all transactions and other corporate actions referred to in such minutes accurately in all material respects.
Section 3.22Brokers’ and Finders’ Fees. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

Section 3.23Company Contracts.
(a)Except for the Contracts described in Section 3.23 and Section 3.11(b), and Section 3.17 of the Company Disclosure Schedule, as of the date of this Agreement, the Company is not a party to or bound by any Company Contract. For the purposes of this Agreement, “Company Contracts” means:
(i)any continuing Contract for the purchase of materials, supplies, equipment or services involving, in the case of any such Contract more than USD $30,000 annually or USD $75,000 over the life of the Contract;
(ii)any Contract relating to the acquisition by the Company of any material assets, operating business or capital shares of any other Person, the participation in a joint venture or similar arrangement with any other Person or the making of any other investment in any other Person;
(iii)any Contract with any Governmental Entity (other than hospitals and medical centres that are owned or controlled by any Governmental Entity);
(iv)any trust indenture, mortgage, hypothec, promissory note, loan agreement or other Contract or instrument for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;
(v)any Contract for capital expenditures, or the acquisition or construction of fixed assets, which requires future payments in excess of USD $20,000 individually, or in excess of USD $50,000 in the aggregate;
(vi)any Contract pursuant to which the Company is required to (with or without the satisfaction of any conditions), or obtains or grants any material rights (including any options or rights of negotiation) to, undertake the development or commercialization of any pharmaceutical product or technology, or any material interest therein;
(vii)any Contract involving the lease of real property;
(viii)any Contract with a Related Party;
(ix)other than any Contract entered into in the ordinary course of business consistent with past practice, any agreement of guarantee, support, indemnification (specifically identifying those Contracts involving Intellectual Property that include indemnification provisions in Section 3.23(a)(ix) of the Company Disclosure Schedule), assumption or endorsement, or any similar Contract with respect to the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person (other than clinical trial Contracts entered into in the ordinary course of business);

(x)any strategic alliance, joint development, joint marketing, partnership or similar Contracts;
(xi)any material Contract that entitles any Person to any right of notice, novation, waiver, consent or approval, as the case may be, in connection with the consummation of the transactions contemplated by this Agreement;
(xii)any Contract relating in any material respect to the GLyPharma Product, except for non-disclosure, transfer, clinical trial and similar Contracts entered into in the ordinary course of business;
(xiii)any Contract containing any covenant limiting (or purporting to limit) in any material respect the right of the Company (i) to engage in any line of business or geographic or therapeutic area, (ii) to develop, market or distribute products or services, or (iii) to compete with any Person;
(xiv)any Contract for the lease of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property with future payments exceeding USD $30,000 annually or USD $75,000 over the remaining life of such Contract; or
(xv)any employment agreement, severance agreement or change in control agreement or Contract with any current or former director, officer, Employee, Consultant, advisor or agent of the Company, other than those that are terminable at-will by the Company on no more than thirty (30) days’ notice without liability or financial obligation for such termination.
(b)Except as would not have a Company Material Adverse Effect, (i) the Company is not, and to the Knowledge of the Company no other party is, in breach or violation of, or in default under, any Company Contract, (ii) to the Knowledge of the Company, no event has occurred which would result in a breach or violation of, or a default under, any Company Contract (in each case, with or without notice or lapse of time or both), (iii) each Company Contract (including all modifications and amendments thereto and waivers thereunder) is in full force and effect with respect to the Company and, to the Knowledge of the Company, with respect to the other parties thereto, and (iv) true, correct, and complete copies of each Company Contract have been delivered or made available to Purchaser.
Section 3.24Bank Accounts. Section 3.24 of the Company Disclosure Schedule identifies all bank and brokerage accounts of the Company, whether or not such accounts are held in the name of the Company, lists the respective signatories therefor and lists the names of all individuals holding a power of attorney from, or signing authority on behalf of, the Company with respect to such accounts.
Section 3.25Foreign Corrupt Practices and International Trade Sanctions. To the Knowledge of the Company neither the Company nor any of its Representatives has, in connection with the operation of the Company’s businesses, (a) used any corporate or other funds directly or indirectly for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or any other Person, or established or maintained any unlawful or unrecorded funds in material violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable Legal Requirement (including any laws enacted pursuant to the OECD Convention on Combating Bribery of Foreign Public Officials), or (b) violated or operated in noncompliance, in any material respect, with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign Legal Requirements , which prohibit transactions involving parties located in countries subject to comprehensive economic sanctions.
Section 3.26Ethical Practices and Unlawful Payments. To the Knowledge of the Company none of the Company, or any agent, Employee, officer, manager, director or other representative acting for or on behalf of the Company, has made or received, whether directly or indirectly, any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment (either cash or other consideration) to or from any Person, private or public, regardless of form, whether in money, property or services, in violation of the Corruption of Foreign Officials Act (Canada), such as (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment in business that has been secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company.
Section 3.27Criminal Matters. To the Knowledge of the Company none of the Company nor any key Employee or senior officer of the Company has committed, participated in, been party to, counseled, been convicted of or accused of any criminal offence punishable by indictment under any Legal Requirement, including the Criminal Code (Canada), the Competition Act (Canada), the Corruption of Foreign Public Officials Act (Canada), and any other comparable provincial legislation.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
Each of the Shareholders represents and warrants to the Purchaser, with respect to itself but not with respect to the other Shareholders, as of the Closing Date (except for such representations and warranties made only as of a specific date), as set forth below.
Section 4.1Capitalization.
(a)Except for the Shareholder Agreement and as set forth on Section 3.2(c) of the Company Disclosure Schedule, (i) such Shareholder is not a party to any voting trust, proxy, or other agreements or understandings with respect to any equity interests of the Company, and (ii) such Shareholder is not a party to any agreement or understanding relating to the registration, sale or transfer (including agreements relating to rights of first refusal, “co-sale” rights, “drag-along” rights or registration rights) of the Company’s capital shares, or any other investor rights, including, without limitation, rights of participation (i.e., pre-emptive rights), co-sale, voting, first refusal, board observation, visitation or information or operational covenants.
(b)Such Shareholder (a) is the record and beneficial owner of the Purchased Equity set forth opposite such Shareholder’s name on Schedule A hereto; (b) is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any Purchased Equity, except for the Shareholder Agreement; (c) is not a party to any option, warrant, purchase right or other Contract that could require the Shareholder to sell, transfer or otherwise dispose of any of his or its Purchased Equity (other than this Agreement and the Shareholder Agreement); (d) has full power, right and authority, and any approval required by applicable Legal Requirement, to make and enter into this Agreement; and (e) has good and valid title to the Purchased Equity set forth opposite Shareholder’s name on Schedule A hereto, free and clear of all Liens.
Section 4.2Authority.
(a)If it is a corporation, it has the requisite corporate power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the corporate Shareholder, and no other corporate action on the part of the Shareholder is necessary to authorize the execution and delivery by the Shareholder of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder and constitutes the valid and binding obligations of the Shareholder enforceable against the Shareholder in accordance with its terms, except to the extent that enforceability may be limited by the effect, if any, of (i) any applicable bankruptcy, reorganization, insolvency, moratorium or other Legal Requirements affecting the enforcement of creditors’ rights generally, and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.
(b)The execution and delivery by the Shareholder of this Agreement and the consummation of the Transactions contemplated hereby does not (i) conflict with, or result in any breach or violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or obligation or loss of any benefit under any provision of the organizational documents of the Shareholder, (ii) conflict with, or result in any breach or violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, breach, acceleration, cancellation or obligation or loss of any benefit under, assuming the consents, waivers and approvals set forth in Section 3.3(b)(ii) of the Company Disclosure Schedule are duly obtained, any Contract to which the Shareholder or any of the Shareholder’s properties or assets are bound,.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PURCHASER AND THERACHON
Except as set forth in the schedule prepared and delivered to the Company and the Shareholders prior to the execution of this Agreement setting forth specific exceptions to the Purchaser’s’ and Therachon’s representations and warranties set forth herein (the “Purchaser Disclosure Schedule”), Purchaser and Therachon represent and warrant to the Company as of the date hereof and the Closing Date (except for such representations and warranties made only as of a specific date) as set forth below. Each exception set forth in the Purchaser Disclosure Schedule is identified by reference to the specific section or subsection of this Agreement and relates only to such section or subsection unless the applicability to another section or subsection of the Disclosure Schedule is readily apparent.
Section 5.1Organization, Standing and Power. Therachon is a corporation duly incorporated and organized and validly existing under the laws of Switzerland. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Switzerland. Purchaser and Therachon have the corporate power to own their properties and to carry on their business as now being conducted and are duly qualified to do business and, in jurisdictions where such concept is recognized, are in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Purchaser Material Adverse Effect. The Purchaser and Therachon have delivered a true and correct copy of their organizational and any other governing documents, as amended to date and in full force and effect on the date hereof, to Company. Neither Purchaser nor Therachon are in violation of any of the provisions of their governing documents. Therachon and the Purchaser have made all required filings with the Commercial Register of the City of Basel, Switzerland, and the excerpt from the Commercial Register regarding Therachon delivered to the Purchaser in Exhibit F is up to date.
Section 5.2Authority.
(a)Purchaser and Therachon have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser and Therachon, as the case may be, and no other corporate action on the part of Purchaser or Therachon is necessary to authorize the execution and delivery by Purchaser or Therachon of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and Therachon and constitutes the valid and binding obligations of Purchaser and Therachon enforceable against Purchaser and Therachon in accordance with its terms, except to the extent that enforceability may be limited by the effect, if any, of (i) any applicable bankruptcy, reorganization, insolvency, moratorium or other Legal Requirements affecting the enforcement of creditors’ rights generally, and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.
(b)The execution and delivery by Purchaser and Therachon of this Agreement and the consummation of the transactions contemplated hereby does not conflict with, or result in any breach or violation of, or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation or obligation or loss of any benefit under (i) any provision of the certificate of incorporation or bylaws of Purchaser or Therachon, (ii) any mortgage, indenture, lease, contract, agreement, instrument or understanding to which Therachon or any of its subsidiaries is a party or to which any of their respective properties or assets is bound or (iii) subject to the exceptions set forth in the sentence that immediately follows, any Legal Requirement applicable to either Therachon or any of its subsidiaries or any of their respective properties or assets, except in the case of clauses (ii) and (iii) above, as would not be a Purchaser Material Adverse Effect. No notice to, filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the consummation by Purchaser or Therachon of the transactions contemplated by this Agreement.

Section 5.3Therachon Capitalization.
(a)~~|||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||| | | | | | | | | | | | | | | | | | | || |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| ||||||||||||||| ||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||| ||||||||||||||||||||||||||||||||||||||||||||||||||||||~~
(b)Except as set forth above and in Section 5.3(b) of the Purchaser Disclosure Schedule, (i) there are no capital shares or any other securities of Therachon or the Purchaser authorized, issued or outstanding; (ii) there are no existing options, warrants, calls, preemptive rights, Indebtedness having general voting rights or debt convertible into securities having such voting rights (“Voting Debt”) or subscriptions or other rights, agreements, arrangements or commitments of any character (including any shareholder rights plan or similar plan commonly referred to as a “poison pill”) relating to the issued or unissued capital shares of Therachon or any if is subsidiaries obligating Therachon or any of its subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any capital shares or Voting Debt of, or other equity interest in, Therachon or any of its subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating Therachon or any of its subsidiaries to make any payment linked to the value of the capital shares of Therachon or any of its subsidiaries or the sale price of Therachon or any of its subsidiaries, or obligating Therachon or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment; (iii) there are no outstanding contractual obligations of Therachon or any of its subsidiaries to repurchase, redeem or otherwise acquire capital shares of Therachon or any of its subsidiaries or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity; and (iv) all equity compensation awards issued by Therachon or any of its subsidiaries have been made in all material respects in accordance with applicable Legal Requirements.
(c)Except as set forth on Section 5.3(c) of the Purchaser Disclosure Schedule, (i) to the Knowledge of Therachon there are no voting trusts, proxies, or other agreements or understandings with respect to any equity interests of Therachon or any of its subsidiaries, and (ii) Therachon and its subsidiaries are not a party to any agreement or understanding relating to the registration, sale or transfer (including agreements relating to rights of first refusal, “co-sale” rights, “drag-along” rights or registration rights) of capital shares of Therachon or any of its subsidiareis, or any other investor rights, including, without limitation, rights of participation (i.e., pre-emptive rights), co-sale, voting, first refusal, board observation, visitation or information or operational covenants.
(d)Section 5.3(d) of the Purchaser Disclosure Schedule sets forth (i) a true and complete list as of the date hereof of each holder of record of Therachon Capital Shares and the number and class of such securities owned by each such holder as well as (ii) ) a true and complete list as of the date hereof of each holder of warrants entitling such holder to acquire Series A Preferred Shares in accordance with the respective terms of the warrants . ~~||||||||||||||||||||||||| ||||||||||||||||||||||||| ||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||| |||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||~~
(e)Section 5.3(e) of the Purchaser Disclosure Schedule accurately lists all Debt of Therachon or any of its subsidiaries, including, for each item of Debt of Therachon or any of its subsidiaries, the contract governing the Debt and the current interest rate, maturity date and any assets or properties securing such Debt.
(f)Section 5.3(f) of the Purchaser Disclosure Schedule lists of all of Therachon’s subsidiaries, including their jurisdiction of formation. All of Therachon’s subsidiaries are wholly-owned. Therachon does not own, directly or indirectly, equity, debt convertible into equity or Voting Debt of any person other than in its subsidiaries.
Section 5.4Financial Statements. Attached hereto as Section 5.4 of the Purchaser Disclosure Schedule are true, correct and complete copies of the unaudited consolidated financial statements of Therachon for the fiscal year ended December 31, 2017 (the “Therachon Financial Statements”). Each of the Therachon Financial Statements (including in all cases the notes and schedules thereto, if any) (i) is accurate and complete in all material respects; (ii) is consistent with the books and records of Therachon and its subsidiaries; (iii) is prepared in accordance with the Swiss Code of Obligation (Therachon and Purchaser) and French law (Therachon SAS), as consistently applied throughout the periods covered thereby; and (iv) presents fairly and accurately in all material respects the consolidated financial position of Therachon and its subsidiaries at such dates and the results of operations, shareholders’ equity and cash flows of Therachon and its subsidiaries for such periods on a consolidated basis. Since, December 31, 2017, there has been no material change in any accounting policies, principles, methods or practices, including any change with respect to Therachon’s policy for accounting for reserves (whether for bad debts, contingent liabilities or otherwise). No audit firm has ever declined or indicated its inability to issue an opinion with respect to any financial statements of Therachon and its subsidiaries except with respect to matters that were promptly corrected by Therachon and its subsidiaries).
Section 5.5Absence of Certain Changes. Since December 31, 2017, Therachon and its subsidiaries have not suffered any Therachon Material Adverse Effect. Since December 31, 2017, except as and to the extent set forth in the Therachon Financial Statements or in Section 5.5 of the Purchaser Disclosure Schedule, Therachon and its subsidiaries have conducted their business in the ordinary course consistent with past practice and has not taken any action that, if taken during the period from the date of this Agreement through the Closing Date, would constitute a breach of this Section 5.5.
Section 5.6Absence of Undisclosed Liabilities. Except for non-material liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the audited balance sheet included in the Therachon Annual Financial Statements, Therachon and its subsidiaries have no liabilities (whether contingent or absolute, direct or indirect, known or unknown to Therachon or matured or unmatured or otherwise) that are not reserved or reflected in the Therachon Interim Financial Statements. Except as set forth in Section 5.6 of the Purchaser Disclosure Schedule, Therachon and its subsidiaries have no Indebtedness.
Section 5.7Litigation. There is no material Proceeding pending or, to the Knowledge of Therachon, threatened against the Therachon and its subsidiaries, any of their respective properties or any of their respective officers or directors (in their capacities as such). As of the date hereof, there is no Proceeding pending or, to the Knowledge of Therachon, threatened against the Therachon or any of its subsidiaries which seeks to, or would reasonably be expected to, restrain, enjoin, or delay the consummation of any of the transactions contemplated by this Agreement or which seeks damages in connection therewith, and no injunction or any type has been entered or issued.
Section 5.8Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Therachon or any of its subsidiaries which has or would reasonably be expected to have the effect of prohibiting or impairing any current business practice of Therachon or its subsidiaries in any material respect, any acquisition of property by Therachon or its subsidiaries or the conduct of business by Therachon or its subsidiaries as currently conducted or as currently proposed to be conducted. Except as set forth in Section 5.8 of the Purchaser Disclosure Schedule, neither Therachon nor any of its subsidiaries are party to or bound by any Contract containing any covenant, and neither Therachon nor any of its subsidiaries are bound by any judgment, injunction, order or decree, (a) prohibiting, impairing or limiting in any material respect the right of Therachon or its subsidiaries to engage or compete in any line of business, to make use of any Intellectual Property of Therachon or its subsidiaries, to compete with any Person or acquire any property, (b) granting any exclusive distribution rights, (c) providing “most favored nations” or other preferential pricing terms for any products of Therachon or its subsidiaries, or (d) which otherwise adversely affects or would reasonably be expected to adversely affect the right in any material respect of Therachon or its subsidiaries to sell, distribute, design or develop any products or Intellectual Property of Therachon or its subsidiaries.
Section 5.9Compliance with Legal Requirements; Therachon Authorizations. (a) Therachon and its subsidiaries are and have been in compliance in all material respects with all Legal Requirements and Authorizations applicable to Therachon and its subsidiaries and their assets, properties or businesses; (b) no notice, charge, claim, action or assertion has been received by Therachon or its subsidiaries, no event has occurred and, to the Knowledge of Therachon, no circumstance exists and no notice, charge, claim or action has been filed, commenced or threatened against Therachon or its subsidiaries that (with or without notice or lapse of time) (i) may constitute or result in a violation by Therachon or its subsidiaries of, or a failure on the party of Therachon or its subsidiaries to comply in any material respect with, any Legal Requirement or Authorization applicable to Therachon or its subsidiaries or their respective assets, properties or businesses or

(ii) may give rise to any material obligation on the part of Therachon or its subsidiaries to undertake, or to bear all or any portion of the cost of, any curative action of any nature with respect to any Legal Requirements or Authorizations applicable to Therachon or its subsidiaries; and (c) Therachon and its subsidiaries have not received any written notification from any Governmental Entity or any other Person asserting that (i) Therachon or any of its subsidiaries the is not in compliance in any material respect with any Legal Requirement or Authorization applicable to Therachon or its subsidiaries or their assets, properties or businesses or (ii) Therachon or its subsidiaries may have an obligation to undertake, or to bear all or any portion of the cost of, any curative action of any nature with respect to any Legal Requirements or Authorizations applicable to Therachon or its subsidiaries that would be material to Therachon (on a consolidated basis). Except as would not be a Therachon Material Adverse Effect, Therachon and its subsidiaries possess all Authorizations necessary to conduct the business of Therachon and its subsidiaries in each jurisdiction (federal, state, provincial, and local, including foreign) in which Therachon or any of its subsidiaries has conducted business, and Section 5.9 of the Purchaser Disclosure Schedule contains a true and complete list of all such Authorizations. All such Authorizations are in full force and effect, in all material respects, and there are no actions pending or, to the Knowledge of Therachon, threatened that seek the revocation, cancellation, suspension or adverse modification thereof. For the avoidance of doubt, this Section 5.9 shall not constitute a representation with respect to any regulatory requirements promulgated by EMA, PMDA, FDCA, CFDA, FDA or HPFB, or similar regulatory authority.
Section 5.10Therachon Contracts. Except for the Contracts described in Section 5.10 of the Purchaser Disclosure Schedule, neither Therachon nor its subsidiaries are party to any Contract pursuant to which Therachon or its subsidiaries are required to (with or without the satisfaction of any conditions) or obtain or grants any material rights (including any options or rights of negotiation) to, undertake the development or commercialization of any pharmaceutical product or technology, or any material interest therein.
Section 5.11Brokers’ and Finders’ Fees. Neither the Therachon nor its subsidiaries have incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.
ARTICLE VI
ADDITIONAL AGREEMENTS
Section 6.1Transaction Expenses. The Company shall obtain written acknowledgments pursuant to which the outside legal counsel and any financial advisor, accountant or other Person who performed services for or on behalf of the Company in connection with this Agreement, any of the Transactions or otherwise, acknowledges: that, except as expressly provided, it has been paid in full and is not (and will not be) owed any other amount by the Company with respect to this Agreement, the Transactions or otherwise.
Section 6.2Confidentiality. The parties hereto acknowledge that Purchaser and the Company have previously executed a confidentiality agreement, dated as of August 21, 2017, by and between Purchaser and the Company (the “Confidentiality Agreement”). The parties hereto agree that the terms and conditions of the transactions contemplated hereby, and information exchanged in connection with the execution hereof and the consummation of the transactions contemplated hereby, shall be subject to the Confidentiality Agreement. The Confidentiality Agreement shall terminate and be of no further force or effect as of the Closing.
Section 6.3Public Disclosure. Prior to the Closing, neither the Company nor its Shareholders or their Representatives nor the Purchaser or its Representatives shall issue any press release or make any public statement or disclosure regarding the terms of this Agreement or the transactions contemplated hereby without the prior written approval of the Shareholders and the Purchaser (which approval shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Legal Requirements and except that the parties shall cooperate in good faith to issue a mutually acceptable press release in connection with Purchaser’s announcement of the transactions contemplated hereby.
Section 6.4Tax Matters
(a)Proration of Taxes. The portion of any Tax related to the Company payable with respect to a Straddle Period that is allocable to the portion of the Straddle Period ending on the Closing Date applicable to the Company shall be (i) in the case of property and similar ad valorem Taxes and any other Taxes not described in clause (ii) below, equal to the product of the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that fall on or prior to the Closing Date and the denominator of which is the number of days in the entire Straddle Period, and (ii) in the case of sales and similar Taxes, employment Taxes and other Taxes that are readily apportionable based on an actual or deemed closing of the books, computed as if such taxable period ended as of the close of business on the Closing Date.
(b)Refunds or Credits. Purchaser shall be entitled to all Refundable Tax Credits and non-refundable Tax credits with respect to any period ending on or prior to the Closing Date.
(c)Tax Returns. Purchaser shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for any taxable year or period that ends on or before the Closing Date that are due (including extensions) after the Closing Date and for any Straddle Period. Those Tax Returns will be prepared in accordance with the Company’s past practice unless Purchaser determines that past practice was not in accordance with applicable Legal Requirements. At least 30 days prior to the filing of each such Tax Return with respect to Pre-Closing Tax Periods or Straddle Periods, Purchaser shall provide copies of such Tax Return to the Shareholders for the Shareholders’ review and comment and Purchaser shall consider in good faith the Shareholders’ comments to such Tax Return. Purchaser shall have a right to obtain a distribution from the Escrow Amount at least five (5) days before the due date of the applicable Tax Return, equal to the Taxes shown as due and payable on such Tax Return to the extent such Taxes are due with respect to the Tax liability of the Company for any Pre-Closing Tax Periods and the portion of any Straddle Period ending on (and including) the Closing Date and are not fully covered by a reserve for taxes payable in the Net Working Capital of the Company as at the Closing Date.
(d)Cooperation. Purchaser and the Shareholders shall cooperate fully with each other and with each party’s accounting firms and legal counsel, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 6.4 and any audit, litigation or other proceeding with respect to Taxes or pertaining to the transactions contemplated by this Agreement. The Shareholders agree (i) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Tax Authority, and (ii) to give Purchaser reasonable written notice prior to transferring, destroying or discarding any such books and records and, if Purchaser so requests, the Shareholders shall allow Purchaser to take possession of such books and records prior to such transfer, destruction or discarding. Purchaser and the Shareholders further agree, upon request, to use their reasonable best efforts to obtain any certificate or other document from any Tax Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated by this Agreement).
(e)Contests. In the case of any notice of Tax deficiency, proposed Tax adjustment, Tax assessment, Tax audit, Tax examination or other administrative or court proceeding, suit, dispute or other claim with respect to Taxes (a “Tax Claim”) relating to any Tax period ending on or before the Closing Date that, if determined adversely to the Company would be grounds for a claim for indemnity pursuant to this Section 6.4, Purchaser shall upon receipt of such Tax Claim, promptly, but no later than 15 days, inform the Shareholders of such Tax Claim and the Shareholders (at their sole cost and expense) shall have the right to control the conduct of such Tax Claim and shall have the right to settle such Tax Claim; provided, however, (i) that Purchaser may fully participate in the dispute of such Tax Claim, (ii) the Shareholders shall keep Purchaser timely informed with respect to the commencement, status and nature of any such Tax Claim and (iii) the Shareholders shall not settle, compromise or dispose of any Tax Claim without the consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed. In the case of any Tax Claim relating to the Taxes of any Straddle Period, Purchaser and the Shareholders may each participate, at their own expense, in the audit or proceeding, and the audit or proceeding shall be controlled by Purchaser or the Shareholders, whichever would bear the burden of the greatest portion of the adjustment; provided, however, that the party controlling the Straddle Period Tax Claim (i) shall not settle such audit or proceeding without the consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed and (ii) shall keep the other party timely informed with respect to the commencement, status and nature of any such Tax Claim. The failure by Purchaser to provide the notice contemplated by this Section 6.4(e) shall not affect the Shareholders’ indemnification obligations under Article VII.
(f)Adjustment to Consideration. Any indemnification payment under Article VIII shall, to the extent such payment can be properly so characterized under applicable Tax law, be treated as an adjustment to the consideration payable hereunder.
(g)Pre-Closing Tax Period Actions. No Purchaser Indemnified Person will: (i) file or amend any Tax Return of the Company with respect to any Pre-Closing Tax Period or Straddle Period or (ii) permit the Company to make any Tax election that has retroactive effect to any Tax Return for a Pre-Closing Tax Period or Straddle Period, in each case, except (x) as permitted by Section 6.4(c), or (y) with the prior written consent of the Shareholders (which will not be unreasonably withheld, conditioned or delayed).

(h)
(i)Each of the Shareholders and the Purchaser agree to elect, in the prescribed manner and form and within the prescribed time (and if not elected within the prescribed time, via a late election) to have subsection 56.4 of the ITA apply to any “restrictive covenants” (as defined in subsection 56.4(1) of the ITA) granted by each of the Shareholders pursuant to this Agreement or to any other document executed in connection therewith with respect to the business carried on by the Company (the “Restrictive Covenants”) so that no portion of the Purchase Price will be included as income of the Shareholders as consideration for granting the Restrictive Covenants.
(ii)For greater certainty but subject to the provisions of Section 6.4(h)(iii), the Shareholders and Purchaser acknowledge that: (i) for the purposes of subsection 56.4 of the ITA, no amount shall be received or is receivable by the Shareholders for granting the Restrictive Covenants; (ii) the Restrictive Covenants are integral to this Agreement and have been granted to maintain or preserve the fair market value of the Purchased Equity; (iii) the Purchaser would not have purchased the Purchased Equity without having the benefit of the Restrictive Covenants; (iv) each of the Shareholders is receiving, directly or indirectly, substantial and sufficient consideration pursuant to this Agreement; and (v) the Tax election referenced herein shall not constitute a limit to the damages that the Purchaser and/or the Company will suffer and may claim against the Shareholders in the event of a breach of any of the Restrictive Covenants
(iii)The Purchaser shall have no liability or obligation to the Shareholders if and to the extent that any of the acknowledgments in Section 6.4(h)(ii) are untrue or incorrect in any respect or are not accepted or are challenged by any Tax Authority. This Section 6.4(h)(iii) shall not relieve the parties of their obligations to elect as provided in Section 6.4(h)(i).
Section 6.5Related Party Transactions. Effective as of the Closing, the Company and the applicable Shareholder(s) agree that all intercompany receivables or payables and loans existing and outstanding as of the Closing Date between the Company and any Shareholder shall be forthwith paid. The Company and the applicable Shareholder (on behalf of itself and its Related Parties) hereby acknowledge and agree that all contracts, agreements, commitments and arrangements between the Company and any Related Party, including the Shareholder Agreement, shall be deemed terminated as of the Closing Date and of no further force or effect, and the applicable Shareholder shall cause each such Related Party not to take any action or assert any claim that is inconsistent with such deemed termination.
Section 6.6Non-Solicitation.
(a)Non-Interference. During the Restricted Period, Shareholders shall not, and in the case of Ferring shall use its reasonable commercial efforts to cause its Affiliates not to, directly or indirectly, (i) take any action with the intent to cause, induce or encourage any current (as of the Closing Date) customer, distributor, manufacturer, supplier or licensor of the Company with respect solely to the GLyPharma Product to terminate, modify or reduce any such actual relationship, or (ii) solicit, encourage, induce, persuade or initiate or participate in discussions or negotiations with any employee of the Company to leave employment with the Company or attempt to do any of the same; provided, however, that (A) Ferring and its Affiliates shall not, by reason of this Section 6.6(a), have any obligation to act, with respect to contracts between Ferring or its Affiliates and the Company, otherwise than as it would ordinarily act in respect of contracts entered into at arm’s length; and (B) this Section 6.6(a) shall not restrict, in any way, the activities of entities that are portfolio investments of either CTI Life Sciences Fund or its affiliates or Fonds de solidarité des travailleurs du Québec (FTQ) or persons nominated by CTI Life Sciences Fund or its affiliates or Fonds de solidarité des travailleurs du Québec (FTQ) to the boards of directors of such entities, or the rights of CTI Life Sciences Fund and its affiliates and Fonds de solidarité des travailleurs du Québec (FTQ) to freely make portfolio investments in entities in the future. The foregoing is without prejudice to the rights of the Shareholders and their Affiliates to advertise employment through general solicitations or to the right of such employees to apply for any vacancy, advertised to the public at large through newspapers or similar advertisements, provided that there has been no direct or indirect attempt by the Shareholder and its Affiliates to knowingly solicit or entice away any such employee.
(b)Acknowledgement of Scope. The Shareholders acknowledge that the restrictions contained in this Section 6.6 are reasonable and necessary to protect the legitimate interests of Purchaser and constitute a material inducement to Purchaser to enter into this Agreement and consummate the transactions contemplated by this Agreement. Without limiting Section 9.5, in the event that any covenant contained in this Section 6.6 should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by Legal Requirements in any jurisdiction, then any court is expressly empowered and directed to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable Legal Requirements. The covenants contained in this Section 6.6 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.
(c)Third Party Acquirer. Notwithstanding any provision of this Section 6.6 to the contrary, if any of the Shareholders or their Affiliates are acquired by a third party or a third party acquires substantially all of the business or assets of one of the Shareholders, whether by merger or other business combination, acquisition of stock or assets or otherwise (such third party, the “Acquiring Party”) that is engaged in a business competing with the GLyPharma Product in any jurisdiction worldwide (a “Competing Business”) at the time of such acquisition, the restrictions set forth in Section 6.6(a) shall not apply to such Competing Business of such Acquiring Party;; provided that the restrictions set forth in this Section 6.6 shall continue to apply to such Shareholder, as an Affiliate of the Acquiring Party, and with respect to activities of the Acquiring Party undertaken though employees of Shareholder and its subsidiaries as of the date hereof.
Section 6.7Access to Information. Commencing from the Closing Date and until the first date on which any of the Milestones is achieved and the corresponding Milestone shares are disbursed to the Shareholders (the “Interim Period”), the Purchaser and Therachon shall deliver to the Shareholders as soon as practicable, but in any event within fourteen (14) days after the end of each quarter and of each fiscal year of the Company, a notice providing information in reasonable detail regarding (i) the development status of the GLyPharma Product, (ii) the regulatory status of the GLyPharma Product and (iii) such other information reasonably relevant to an assessment of whether and when the Milestones are likely to be achieved as the Shareholders may reasonably request. Notwithstanding the foregoing, if an event occurs during the Interim Period that would have a material impact on the development or regulatory status of the GLyPharma Product or that would materially impact the likelihood of the Milestones being achieved then Purchaser and Therachon shall deliver to the Shareholders as soon as practicable, but in any event within fourteen (14) days of the occurrence of such event, a notice describing such developments.
Section 6.8Creation of Milestone Shares and of Therachon Ordinary Shares. Following the Closing, Therachon shall to do all acts and things necessary to increase the Therachon share capital in order to deliver the Milestone Shares to the Shareholders as contemplated by this Agreement.
Section 6.9Therachon Amended Shareholders Agreement. Following the Closing and upon request of Therachon, the Shareholders shall enter into the Therachon Amended Shareholders Agreement becoming effective only upon the Shareholders being issued the Milestone Shares pursuant to the terms of this Agreement. The Shareholders hereby agree and acknowledge that it is a condition precedent to the distribution of any Milestone Shares that the Shareholders enter into the Therachon Amended Shareholders Agreement. Therachon also hereby covenants and agrees that it shall, and it shall cause its shareholders to (to the extent required by the Therachon Amended Shareholders Agreement), enter into the Therachon Amended Shareholders Agreement contemporaneously with the Shareholders’ entry into such agreement.
ARTICLE VII
CONDITIONS TO THE CLOSING
Section 7.1Conditions to Obligations of Each Party. The respective obligations of each party to this Agreement and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto to the extent permitted by applicable Legal Requirements:
(a)Company Shareholder Approval. This Agreement shall have been adopted by the Required Vote.
(b)Therachon Board Approval. The Therachon Board and the Investors’ Super Majority (as defined in the Therachon Shareholders Agreement) shall have consented to this Agreement and the transactions contemplated thereby in writing.
(c)No Order. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and has the effect of making the Agreement illegal or otherwise prohibiting or preventing consummation of the Agreement.

(d)Escrow Agreement. The Purchaser, Escrow Agent and the Shareholders shall have entered into that certain Escrow Agreement in the form attached hereto as Exhibit B.
(e)Ferring Amendment. The Company and Ferring shall have entered into an amendment to the Amended and Restated Exclusive License Agreement, dated December 6, 2016 by and between the Company and Ferring in the form attached hereto as Exhibit A (the “License Amendment”). For the convenience of the Parties, the Amended and Restated Exclusive License Agreement, dated December 6, 2016 by and between the Company and Ferring is also attached as part of Exhibit A.
Section 7.2Additional Conditions to Obligations of the Company and the Shareholders. The obligations of the Company and Shareholders to consummate and effect the Agreement and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by the Company:
(a)Representations, Warranties and Covenants. (i) The representations and warranties of Purchaser contained in this Agreement shall have been true and correct as of the date hereof and as of the Closing Date with the same force and effect as if made on the Closing Date (except that those representations and warranties which address matters only as of a particular date shall have been true and correct only as of such date), except where the failure to be true or correct (without giving effect to any qualifications as to materiality or Purchaser Material Adverse Effect) would not reasonably be expected to have a Purchaser Material Adverse Effect, and (ii) Purchaser shall in all material respects have performed and complied with all covenants and obligations of this Agreement required to be performed and complied with as of the Closing Date.
(b)Therachon Amended Shareholders Agreement. Therachon shall deliver to the Company and the Shareholders the substantially final form of Therachon Amended Shareholders Agreement, which shall be included as Exhibit D hereto, and which the Shareholders and Therachon will enter into upon the distribution of the First Milestone Shares to the Shareholders.
(c)Therachon AOA Amendment. Therachon shall deliver to the Company and the Shareholders the substantially final form of Therachon AOA Amendment, which shall be included as Exhibit E hereto.
(d)No Purchaser Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Purchaser Material Adverse Effect.
Section 7.3Additional Conditions to the Obligations of Purchaser. The obligations of Purchaser to consummate and effect the Agreement and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by Purchaser:
(a)Representations, Warranties and Covenants. (i) The representations and warranties of the Company and Shareholders contained in this Agreement, shall have been true and correct as of the date hereof and as of the Closing Date with the same force and effect as if made on the Closing Date (except that those representations and warranties which address matters only as of a particular date shall have been true and correct only as of such date), except where the failure to be true or correct (without giving effect to any qualifications as to materiality or Company Material Adverse Effect) would not be a Company Material Adverse Effect, and (ii) the Company and Shareholders shall in all material respects have performed and complied with all covenants and obligations of this Agreement required to be performed and complied with by them as of the Closing Date.
(b)Certificate of the Company. Purchaser shall have received from the Company an officer’s certificate certifying fulfillment of the conditions specified in Section 7.3(a).
(c)No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect.
(d)Transaction Expense Payoff Letters. Purchaser shall have received the payoff letters pursuant to Section 5.1.
(e)Debt Payoff Letters. The Company shall deliver to Purchaser pay-off letters in respect of all Company Debt to be repaid as of the Closing (if any).
(f)D&O Resignation Letters. The Company’s directors and officers shall deliver to the Purchaser resignation letters and releases from all of their positions with the Company in a form reasonably acceptable to the Purchaser.
(g)Release. The Shareholders shall execute and deliver a general release of claims in favor of Purchaser, Therachon and the Company in the form attached hereto as Exhibit G (“Release”).
(h)Terminated Agreements. The Company and the Shareholders shall have caused the agreements set forth on Schedule 7.3(h) to be terminated and to be of no further force and effect as of the Closing and to have delivered evidence to the Purchaser of the same.
(i)Estimated Statement. Purchaser shall have received the Estimated Statement pursuant to Section 2.3(a).
(j)Secretary’s Certificate. The Company shall have provided a certificate of the secretary of the Company certifying as complete and accurate a copy of the resolutions of the Company’s directors and shareholders authorizing the execution, delivery and performance of this Agreement and any other documents delivered by the Company hereunder.
ARTICLE VIII
SURVIVAL AND INDEMNIFICATION
Section 8.1Survival.
(a)The covenants and agreements herein to be performed after the Closing Date (including this Article VIII) shall not expire until such obligations have been fully discharged with respect thereto. The covenants and agreements which by their terms contemplate performance at or prior to the Closing Date shall survive until and including the date that is eighteen (18) months after the Closing Date.
(b)The representations and warranties of the Company contained in Article III and of the Shareholders contained in Article IV shall survive until and including the date that is eighteen (18) months after the Closing Date; provided, however, that the representations and warranties of the Company contained in (A) Section 3.11 (the “Specified Representation”) shall survive until three (3) years after the Closing Date , and (B) Section 3.1(a), Section 3.1(b), Section 3.2 (other than Section 3.2(e), Section 3.3 (other than Section 3.3(b)), Section 3.13, Section 3.22, Section 4.1 and Section 4.2 (the “Fundamental Representations”) shall survive until the expiration of the applicable statute of limitations with respect to the matters addressed in such representation and warranty.
(c)The representations and warranties of Purchaser contained in Article V shall each survive until and including the date that is eighteen (18) months after the Closing Date.
(d)If a Claim Notice for indemnification under Section 8.2(a) or Section 8.3(a), as applicable (an “Indemnity Claim”), has been given in accordance with this Agreement prior to the expiration of the applicable representations, warranties, covenants or agreements, then the applicable representations, warranties, covenants or agreements shall survive as to such Indemnity Claim until such Indemnity Claim has been finally resolved.
(e)Notwithstanding anything to the contrary contained in this Section 8.1, the limitations set forth in this Section 8.1 shall not apply in the case of claims based upon fraud or intentional misrepresentation.
Section 8.2Indemnification by the Shareholders.
(a)Subject to the limitations set forth in this Article VIII, the Shareholders, severally (ie not solidarily) in accordance with their respective Proportionate Shares, shall indemnify and hold harmless the Company, Purchaser, Therachon, their respective successors and assigns and the Representatives of each of the foregoing (collectively, the “Purchaser Indemnified Persons”) from and against any and all losses, costs, damages, liabilities, Taxes and expenses, interest, penalties, judgments and settlements (including reasonably foreseeable consequential and special damages and legal fees and expenses in connection therewith, but excluding punitive damages other than punitive damages awarded in respect of any Third Party Claim) (collectively, “Damages”) incurred by Purchaser Indemnified Persons and arising out of or related to, directly or indirectly:
(i)any misrepresentation or breach of, or default in connection with, any of the representations and warranties made by the Company in Article III;
(ii)any breach of the Specified Representation;
(iii)any breach of any covenant or agreement made by and to be performed by the Company in this Agreement;
(iv)any breach of the Fundamental Representations;

(v)any claims made by or among the Shareholders or any holders of Options with respect to allocation of the Closing Purchase Price or Closing Cash Payment or portion thereof, entitlement to any portion of the Closing Purchase Price or Closing Cash Payment;
(vi)any fraud or intentional misrepresentation with respect to this Agreement;
(vii)any Proceeding relating to any breach of the type referred to in clauses (i) through (v) above (including any Proceeding commenced by any Purchaser Indemnified Person for the purpose of enforcing any of its rights under this Article VIII).
(b)Each Shareholder shall severally (i.e., not solidarily) indemnify and hold harmless the Indemnified Persons from and against all Damages incurred by Purchaser Indemnified Persons and arising out of or related to, directly or indirectly:
(i)any misrepresentation or breach of, or default in connection with, any of the representations and warranties made by such Shareholder contained in Article IV;
(ii)any breach of any covenants or agreement made by and to be performed by such Shareholder in this Agreement;
(iii)fraud or intentional misrepresentation by such Shareholder;
(iv)any Proceeding relating to any breach of the type referred to clauses (i) through (iii) above (including any Proceeding commenced by any Purchaser Indemnified Person for the purposes of enforcing any of its rights under this Article VIII).
(c)Limits on Indemnification.    Notwithstanding anything to the contrary contained in this Agreement, the following limitations to indemnification claims shall apply:
(i)In no event shall the aggregate amount of Damages for which Purchaser Indemnified Persons shall be entitled to indemnification pursuant to Section 8.2(a)(i) exceed ~~||||||||||| |||||||||||~~ (the “Standard Cap”); provided, however, that the Standard Cap shall not apply to Damages arising out of a breach of the Special Representations and Fundamental Representations.
(ii)In no event shall the aggregate amount of Damages for which Purchaser Indemnified Persons shall be entitled to indemnification pursuant to Section 8.2(a)(i) exceed USD ~~||||||||||||||| |||||||||||||||~~ of the dollar value of any Milestone Payments paid or payable under Sections 2.6(a),(b) and (c).
(iii)No Purchaser Indemnified Person shall be entitled to indemnification for any Damages under Section 8.2(a)(i) or (ii) until the aggregate amount of all Losses under all Indemnification Claims for all such breaches shall exceed USD $~~|||||| ||||||~~the “Deductible”), at which time all Losses incurred shall be subject to indemnification in full and not just those amounts in excess of the Deductible.

(iv)For the avoidance of doubt, the foregoing limitations shall not apply to claims made pursuant to Section 8.2(a)(iii) through (vii) or Section 8.2(b).
(d)Notwithstanding anything to the contrary contained in this Agreement, the maximum liability of any Shareholder for indemnification pursuant to Section 8.2(a) or (b) shall not exceed an aggregate amount which, if added to all other amounts paid as indemnification payments by such Shareholder under Section 8.2(a) and (b), would equal the aggregate amount that has been paid to or earned by such Shareholder pursuant to Section 2.1 and Section 2.6 (it being understood that, so long as a Purchaser Indemnified Person makes an Indemnity Claim within the time proscribed pursuant to Section 8.1, the fact that the Damages recoverable in respect of such Indemnity Claim exceed such cap as of a particular time shall not preclude such Purchaser Indemnified Person from recovering such Damages to the extent such cap increases by virtue of Purchaser making one or more Milestone Payments).
Section 8.3Indemnification by Purchaser.
(a)From and after the Closing Date, and subject to the limitations set forth in this Article VIII, Purchaser shall indemnify and hold harmless the Shareholders (in accordance with their Proportionate Shares), their respective successors and assigns and the Representatives of each of the foregoing (collectively, the “Shareholder Indemnified Persons”) from and against any and all Damages incurred by Shareholder Indemnified Persons and arising out of or related to, directly or indirectly:
(i)any misrepresentation or breach of, or default in connection with, any of the representations and warranties made by Purchaser and Therachon in Article V;
(ii)any breach of any covenant or agreement made by and to be performed by Purchaser or Therachon in this Agreement; for greater certainty, but without restricting the foregoing, this paragraph 8.3(a)(ii) shall equally apply to any failure by Therachon to make its decisions in accordance with the provisions of Section 2.6(a)(ii), notwithstanding that Purchaser does not control the actions of the members of its board of directors.
(b)Limits on Indemnification. Notwithstanding anything to the contrary contained in this Agreement, the following limitations to indemnification claims made pursuant to Section 8.3(a)(i) shall apply:
(i)In no event shall the aggregate amount of Damages for which Shareholder Indemnified Persons shall be entitled to indemnification pursuant to Section 8.3(a)(i) exceed an amount equal to the aggregate purchase price payable hereunder (including any Milestone Payments as they become due and payable).
(ii)For the avoidance of doubt, the foregoing limitations shall not apply to claims made pursuant to Section 8.3(a)(ii).
(c)Notwithstanding anything to the contrary contained in this Agreement, the maximum liability of Purchaser for indemnification pursuant to Section 8.3(a)(ii) shall not exceed an aggregate amount which, if added to all other amounts paid as indemnification payments by

Purchaser under Section 8.3(a), would equal the aggregate amount of the purchase price payable hereunder (including any Milestone Payments as they become due and payable) (it being understood that, so long as a Shareholder Indemnified Person makes an Indemnity Claim within the time proscribed pursuant to Section 8.1, the fact that the Damages recoverable in respect of such Indemnity Claim exceed such cap as of a particular time shall not preclude such Shareholder Indemnified Person from recovering such Damages to the extent such cap increases by virtue of Purchaser making one or more Milestone Payments).
Section 8.4Indemnification Procedures.
(a)Any Purchaser Indemnified Person seeking any indemnification under Section 8.2(a) or (b) or Shareholder Indemnified Person seeking any indemnification under Section 8.3(a) (each, an “Indemnified Person”), acting through Purchaser or the Shareholders, as applicable, shall give the party from whom indemnification is being sought (which, in the case of a Shareholder, shall be represented as set forth in Section 8.8) (an “Indemnifying Person”) prompt notice (a “Claim Notice”) of any matter which such Indemnified Person has determined has given or could give rise to a right of indemnification under Section 8.2(a) or (b) or Section 8.3(a), as applicable; in the case of a Claim Notice for indemnification under Section 8.2(b), such notice shall be delivered to the relevant Shareholder (the “Principal Shareholder”) and shall be referred to hereinafter as a “Direct Shareholder Claim”; provided, however, if an Indemnified Person shall receive written notice of any third party claim (“Third Party Claim”) which such Indemnified Person believes may result in a demand for indemnification pursuant to Section 8.2(a) or (b) or Section 8.3(a), as applicable, the Indemnified Person, acting through Purchaser or the Shareholders, as applicable, shall give the Indemnifying Person a Claim Notice within ten (10) Business Days after receipt by the Indemnified Person of such notice. The Claim Notice shall (i) indicate whether the Indemnity Claim results from or arises out of a Third Party Claim or a direct claim, (ii) describe with reasonable specificity the nature of the Indemnity Claim, (iii) state the amount of Damages sought pursuant to such Indemnity Claim to the extent then known, and (iv) indicate the source of recovery as set forth in Section 8.6. The failure to deliver or timely deliver the Claim Notice shall not affect the rights of the Indemnified Person to indemnification under Section 8.2(a) or Section 8.3(a), as applicable, except and only to the extent that the Indemnifying Persons shall have been actually and materially prejudiced by reason of such failure.
(b)Third Party Claims.
(i)Upon receipt of a Claim Notice involving a Third Party Claim, the Indemnifying Person shall deliver a notice to the applicable Indemnified Person (the “Defense Notice”) within ~~||| |||||| |~~ after the Indemnifying Person’s receipt of the Claim Notice. The Indemnifying Person shall not have the right to assume the defense of such Third Party Claim without the written consent of the applicable Indemnified Person. If the Indemnifying Person wishes to assume the defense of such Third Party Claim, the Defense Notice shall (i) request the Indemnified Person’s consent to the assumption of such Third Party Claim, (ii) specify the counsel the Indemnifying Person will appoint to defend such Third Party Claim, (iii) acknowledge, without qualification, the right of such Indemnified Person to be indemnified for Damages incurred in connection with such Third Party Claim, and (iv) acknowledge that the Indemnifying Party is responsible for all expenses incurred in connection with the defense of the Third Party Claim. The applicable

Indemnified Person shall be entitled to be indemnified for the reasonable fees and expenses of counsel for any period during which the Indemnifying Person has not assumed the defense of any such Third Party Claim in accordance herewith. If the Indemnifying Person delivers a Defense Notice requesting to assume the defense of the Third Party Claim, and the Indemnified Person consents to such assumption, such Indemnified Person will cooperate with and make available to the Indemnifying Person such assistance and materials as the Indemnifying Person may reasonably request, all at the sole expense of the Indemnifying Person, and the Indemnified Person shall have the right at its expense to participate in the defense assisted by counsel of its own choosing.
(ii)In the event that the Indemnifying Person does not assume the control of the defense of a Third Party Claim or is not entitled to control the defense of a Third Party Claim, the Indemnifying Person shall have the right at its expense to participate in the defense assisted by counsel of its own choosing, subject to the control of the Indemnified Person. If the fees and expenses of counsel to the Indemnified Person are determined to be recoverable Damages in accordance herewith, in no event shall the Indemnifying Persons be responsible for the fees and expenses of more than one counsel (in addition to any required local counsel).
(iii)The Indemnifying Party shall not be entitled to settle or compromise any Third Party Claim if it is otherwise not entitled to control the defense of such Third Party Claim. With respect to Third Party Claims which the Indemnifying Party is entitled to control the defense of, the Indemnifying Person shall not, without the prior written consent of the applicable Indemnified Person (i) settle or compromise a Third Party Claim or consent to the entry of any Proceeding which does not include an unconditional release by the claimant or plaintiff of such Indemnified Person from all liability in respect of the Third Party Claim; (ii) settle or compromise any Third Party Claim if the settlement imposes equitable remedies or other obligations on such Indemnified Person; or (iii) settle or compromise any Third Party Claim if the result is to admit civil or criminal liability or culpability on the part of such Indemnified Person. If the Indemnifying Person has not assumed the control of the defense of a Third Party Claim or is not entitled to control the defense of a Third Party Claim, the Indemnified Person shall have the right, subject to Section 8.4(b)(ii), to defend such Third Party Claim; provided, however, that the Indemnified Person shall not settle, compromise or discharge, or admit any liability with respect to, any such Third Party Claim without the prior written consent of the Indemnifying Person (such consent not to be unreasonably withheld, conditioned or delayed).
(c)Claims Against Shareholders.
(i)Upon receipt of a Claim Notice, the Shareholders or, in the case of a Claim Notice with respect to a Direct Shareholder Claim, the applicable Principal Shareholder, may object to any Claim Notice by delivering written notice to Purchaser, with a copy to the Escrow Agent, of the Shareholders’ objection or, in respect of a Direct Shareholder Claim, the applicable Principal Shareholder’s objection (the “Shareholder Objection Notice”). Such Shareholder Objection Notice must describe the grounds for such objection in reasonable detail.

(ii)If an Shareholder Objection Notice is not delivered by the Shareholders, or in the case of a Claim Notice with respect to a Direct Shareholder Claim, the Principal Shareholder, to Purchaser (with a copy of the Escrow Agent) within thirty (30) days after delivery by Purchaser of the Claims Notice, such failure to so object will be an irrevocable acknowledgment by the Shareholders that the Indemnified Persons are entitled to indemnification under Section 8.2 for the Damages sought pursuant to the Claim Notice in accordance with this Article VIII.
(iii)If Purchaser delivered the Claim Notice to the Escrow Agent and the Shareholders and no Shareholder Objection Notice was delivered to the Escrow Agent within forty-five (45) days of the delivery of the Claim Notice, or a Shareholder Objection Notice was delivered to the Escrow Agent within forty-five (45) days of the delivery of the Claim Notice, but such Shareholder Objection Notice states that it was, or admits liability, only with respect to a portion of the Damages claimed in the Claim Notice, the Escrow Agent will deliver to Purchaser as soon as practicable cash from the Escrow Fund having a value equal to (1) the amount of the Damages set forth in such Claims Notice, if no Shareholder Objection Notice was delivered to the Escrow Agent, or (2) the amount of the portion of the Damages set forth in such Claim Notice to which no objection was made, if a Shareholder Objection Notice was delivered to the Escrow Agent, except that, to the extent that the amount of the Damages set forth in the Claim Notice (or portion thereof) is an estimate, Purchaser (on behalf of itself or any other Indemnified Person) will not be so entitled to receive, and the Escrow Agent will not deliver, funds in respect of such portions of such estimated Damages unless and until the amount of such estimated Damages is finally determined.
(iv)If the Shareholders or, in the case of a Claim Notice with respect to a Direct Shareholder Claim the applicable Shareholder, objects in writing to any Claim Notice within forty-five (45) days after delivery of such Claim Notice, Purchaser and the Shareholders or the Principal Shareholder, as applicable, will attempt in good faith to agree upon the rights of Purchaser and the Shareholders with respect to each such claim. If Purchaser and the Shareholders or Shareholder, as applicable, should so agree, a memorandum setting forth such agreement will be prepared and signed by both parties. To the extent that an Indemnity Claim is recoverable from the Escrow Account pursuant to the terms of this Agreement, and Purchaser elects to recover from the Escrow Account such amounts, a copy of the memorandum setting forth the agreement will be delivered to the Escrow Agent. The Escrow Agent will be entitled to rely on any such memorandum and will distribute cash as soon as practicable from the Escrow Account in accordance with the terms thereof.
(v)If no such agreement can be reached after good-faith negotiation and after forty-five (45) days after delivery of a Shareholder Objection Notice, either Purchaser or the Shareholders or, in the case of an Indemnity Claim with respect to a Direct Shareholder Claim, the applicable Principal Shareholder, may refer the matter to arbitration for resolution in accordance with Section 9.6. If the amount of the Damages so determined is an estimate, then the amount the Damages will be required to be paid within ten days of the date that the amount of the Damages is finally determined.

Section 8.5No Right of Contribution. The Shareholders shall not make any claim for contribution from the Company with respect to any indemnity claims arising under or in connection with this Agreement to the extent that Purchaser, the Company or any Purchaser Indemnified Person is entitled to indemnification under Section 8.2(a) for such claim, and Shareholders hereby waive any such right of contribution from the Company it has or may have in the future.
Section 8.6Source of Recovery. Purchaser and the Shareholders hereby expressly acknowledge and agree that Purchaser shall have the right, but not the obligation, to receive payment for its Damages, as finally determined in accordance herewith and in accordance with the Proportionate Shares, against the Escrow Account or any Milestone Payment that may be or become due or that has been made, and with respect to Fundamental Representations and claims for indemnification under Section 8.2(b) only, directly against the Shareholders, (i) any and all Damages owed to any Purchaser Indemnified Person pursuant to this Article VIII (for greater certainty, subject to the limitations set out therein) and (ii) any and all amounts otherwise owed to the Purchaser or its Affiliates pursuant to this Agreement. In the event that Milestone Shares have been issued to the Shareholders as part of a Milestone Payment, for purposes of satisfying any indemnification claim by resort to the Milestone Shares, each Milestone Share shall be valued at a price per share (determined as of the business day immediately prior to the cancellation of such shares as provided below) equal to either (a) if the Therachon IPO has not occurred as of the date of the Claim Notice the greater of (x) the Private FMV of Therachon Preferred Shares or (y) ~~||| |||||| |||~~ or (b) the Public FMV of Therachon Ordinary Shares if the Therachon IPO has occurred as of the date of the Claim Notice. For the purpose of illustration, if a Purchaser Indemnified Person is owed ~~||||||||||| |||||||||||~~ in Damages, the Shareholders have been issued Milestone Shares, the Therachon IPO has occurred, and the Public FMV of Therachon Ordinary Shares is ~~|||||||| ||||||||~~ then Therachon shall be entitled to require the Shareholders to transfer to it free of charge and thereafter cancel ~~||| |||||| |||~~ Milestone Shares held by the Shareholders (in accordance with the Proportionate Shares) as satisfaction for such Damages for the matters specified in the Claim Notice. The details of any such payment, including whether Milestone Shares shall serve as satisfaction for Damages and the amount of Milestone Shares to be cancelled, shall be specified in the Claim Notice pursuant to Section 8.4(a). Upon the resolution of a dispute, whether through arbitration, agreement, settlement or otherwise, in favor of the Purchaser Indemnified Party in which Milestone Shares are to be cancelled as satisfaction for Damages, such Milestone Shares shall either (i) be automatically cancelled on the books and share ledger of Therachon without any further action by any party if the Therachon IPO has not occurred or (ii) Therachon shall provide instructions to its transfer agent to immediately cancel such shares on its books and share ledger if the Therachon IPO has occurred.
Section 8.7Effect of Investigation; Reliance. The right to indemnification, payment of Damages or any other remedy will not be affected by any investigation conducted, or any knowledge acquired (or capable of being acquired) at any time (except as expressly disclosed in this Agreement or the Company Disclosure Schedule as of the date hereof), whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any representation, warranty, covenant or agreement made by any party hereto. The waiver of any condition based on the accuracy of any such representation or warranty, or on the performance of or compliance with any such covenant or agreement, will not affect the right to indemnification, payment of Damages, or any other remedy based on any such representation, warranty, covenant or agreement. No Indemnified Person shall be required to show reliance on any representation, warranty, certificate or other agreement in order for such Indemnified Person to be entitled to indemnification hereunder.
Section 8.8Seller Supermajority Powers and Responsibilities.
(a)Each Shareholder appoints the holders of a Proportionate Share constituting at least 2/3 of the aggregate of all Proportionate Shares (the “Seller Supermajority”) as such Shareholder’s mandataries with the powers and authority to act on behalf of all Shareholder as set forth in this Section 8.8, and the Seller Supermajority hereby accepts such appointment. The Seller Supermajority, acting together, shall be the exclusive mandataries for and on behalf of the Shareholders, and may bind all the Shareholders, to (1) authorize deliveries to Purchaser of cash or other property from the Escrow Account and legally bind each Shareholder to pay cash directly to Purchaser in satisfaction of claims asserted by Purchaser (on behalf of itself or any other Indemnified Person, including by not objecting to such claims), other than in connection with Direct Shareholder Claims; (2) object to such claims, other than in connection with Direct Shareholder Claims; (3) consent or agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with Legal Requirements with respect to, such claims, other than in connection with Direct Shareholder Claims; (4) take all actions necessary or appropriate in the judgment of the Seller Supermajority for the accomplishment of the foregoing, in each case without having to seek or obtain the consent of any Person under any circumstance, other than in connection with Direct Shareholder Claims, (5) execute for and on behalf of each Shareholder any waiver or extension to this Agreement in connection with such claims, other than Direct Shareholder Claims. This appointment of mandatary is coupled with an interest and will be irrevocable and will not be terminated by any Shareholder or by operation of any Legal Requirement, and any action taken by the Seller Supermajority will be as valid as if such event had not occurred, regardless of whether or not any Shareholder or the Seller Supermajority will have received any notice thereof. The Seller Supermajority shall be the sole and exclusive means of asserting or addressing any of the above, and no Shareholder shall have any right to act on its own behalf with respect to any such matters, other than any claim or dispute against the Seller Supermajority. The Seller Supermajority agree to take such reasonable steps as are practicable to consult with the other Shareholders prior to taking any of the actions permitted to them under this Section 8.8. The Seller Supermajority agree to provide to the other Shareholders a summary of their acts and of all funds authorized by them to be disbursed from the Escrow Account pursuant to this Section 8.8, containing such details as are reasonably requested, upon reasonable request by the other Shareholders.
(b)Any notice or communication given or received by, and any decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, the Seller Supermajority that is within the scope of the Seller Supermajority’s authority under Section 8.8(a) shall constitute a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of all Shareholders and shall be final, binding and conclusive upon each of them. Each Indemnified Person and the Escrow Agent shall be entitled to rely upon any such notice, communication, decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction as being a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, each and every such Shareholder. Each Indemnified Person and the

Escrow Agent are unconditionally and irrevocably relieved from any liability to any person for any acts done by them in accordance with any such notice, communication, decision, action, failure to act within a designated period of time, agreement, consent or instruction of the Seller Supermajority.
(c)All expenses, if any, incurred by the Seller Supermajority in connection with the performance of their duties under this Section 8.8 (the “Representative Expenses”) will be borne and paid by the Shareholders according to their respective Proportionate Shares. Representative Expenses will be paid first out of amounts that would otherwise be distributed to the Shareholders in the custody of the Supermajority Shareholders and second directly by the other Shareholders. No bond will be required of the Seller Supermajority, and the Seller Supermajority will not receive any compensation for their services.
(d)The Seller Supermajority shall not be liable to any Shareholder for any act done or omitted hereunder as the Seller Supermajority while acting in good faith and any act done or omitted in accordance with the advice of counsel or other expert shall be conclusive evidence of such good faith. The Shareholders shall indemnify the Seller Supermajority and hold them harmless against the other Shareholder’s Proportionate Share of and any loss, liability, damage, claim, suit, penalty, cost or expense (including fees and expenses of counsel) incurred without gross negligence or bad faith on the part of the Seller Supermajority and arising out of or in connection with the acceptance or administration of their duties hereunder.
(e)The Seller Supermajority shall have reasonable access to information about the Company and the reasonable assistance of the Company’s former officers and employees for purposes of performing his duties and exercising his rights hereunder, except that no Indemnified Person shall be required to provide any information that is subject to a legal privilege or a protective order or the disclosure of which would violate any Legal Requirements. The Seller Supermajority shall treat confidentially and not use or disclose the terms of this Agreement, the Company Disclosure Schedule, the Purchaser Disclosure Schedule or any non-public information from or about Therachon, Purchaser, the Company or any Indemnified Person and their respective Affiliates to anyone, except that the Seller Supermajority may disclose the terms or information to the other Shareholders or their own employees, attorneys, accountants, financial advisors, agents or authorized representatives on a need-to-know basis, as long as the Person agrees to treat such information confidentially.
(f)The Sellers each waive the provisions of Articles 2146, the third sentence of Article 2179 and Article 2184 of the Civil Code of Quebec with respect to the activities of the mandataries pursuant to this Section 8.8.
ARTICLE IX
GENERAL PROVISIONS
Section 9.1Notices. All notices and other communications hereunder shall be in writing and shall be deemed received (i) on the date of delivery if delivered personally and/or by messenger service, (ii) on the date of confirmation of receipt of transmission by email other than by means of an automatically-generated reply (or, the first Business Day following such receipt if

(a) the date is not a Business Day or (b) confirmation of receipt is given after 5:00 p.m., Montreal time) or (iii) on the date of confirmation of receipt if delivered by a nationally recognized overnight courier service (or, the first Business Day following such receipt if (a) the date is not a Business Day or (b) confirmation of receipt is given after 5:00 p.m., Montreal time), to the parties hereto at the following address or email address (or at such other address or email address for a party as shall be specified by like notice):
if to Purchaser and Therachon, to:
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Phone: ~~|||||||||||||||||||||||||||||||~~
with a copy (not notice) to:
Cooley, LLP
500 Boylston Street
Boston, MA 02116
Attention: Ryan S. Sansom
Email: rsansom@cooley.com
if to the Company prior to the Closing, to:
GLyPharma Therapeutic Inc
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with a copy (not notice) to: Aust Legal
1010 Sherbrooke St. W. Suite 2400
Montreal, Quebec H3A 2R7
Canada
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if to the Escrow Agent, to:
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Section 9.2Interpretation. When a reference is made in this Agreement to Sections or Schedules, such references shall be to a Section of or Schedule to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrase “made available,” “delivered” or “provided” in this Agreement means that the information referred was (i) provided in writing to Purchaser or its Representatives or (ii) included in the Company’s electronic data room. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The Exhibits to this Agreement and the Company Disclosure Schedule are hereby incorporated and made a part hereof and are an integral part of this Agreement, and the Company Disclosure Schedule is subject to the rules of construction and interpretation set forth therein. Any capitalized terms used in any schedule or exhibit but not otherwise defined therein shall be defined as set forth in this Agreement. Any reference in this Agreement to “$” or “dollars” means United States dollars, unless expressly stated otherwise.
Section 9.3Counterparts. This Agreement may be executed in two or more counterparts (including by PDF or other electronic transmission), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.
Section 9.4Entire Agreement; Nonassignability; Parties in Interest. This Agreement, the Confidentiality Agreement and the documents and instruments and other agreements specifically referred to herein or therein or delivered pursuant hereto, including the Exhibits and Schedules hereto, including the Company Disclosure Schedule: (i) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, (ii) shall not create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement or such other agreement, (iii) except by operation of the Agreement, shall not be assigned by operation of law or otherwise except as otherwise specifically provided; provided, however, that each of the Shareholders and Purchaser may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates, and (b) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Purchaser or the assigning Shareholder, as the case may be, nonetheless shall remain responsible for the performance of all of its obligations hereunder), and (iv) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (which permitted assigns, in the case of Purchaser, shall be its Affiliates only).
Section 9.5Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
Section 9.6Arbitration.
(a)Any disputes or differences between the parties hereto arising out of this Agreement or the transactions contemplated hereby, including any dispute between any Indemnitee and any Indemnifying Party under Article VIII, which the parties are unable to resolve themselves shall be submitted to and resolved by arbitration pursuant to the rules of arbitration set forth in the Civil Code of Québec and the Code of Civil Procedure (Québec), subject to the terms as herein provided. Such arbitration shall be conducted before one arbitrator. If the Parties are unable to agree on a single arbitrator within ten (10) Business Days after expiration of the ten (10) Business Day period following the Claim Notice referred to in Section 8.4(a) the Indemnifying Party and the Indemnitee shall each designate one independent third party who would be qualified to act as an arbitrator hereunder (a “Party Selection Nominee”). Within ten (10) Business Days after the appointment of the Party Selection Nominees, the two Party Selection Nominees shall designate an arbitrator mutually acceptable to them, who is neither of the Party Selection Nominees and is not affiliated with any party in interest to such arbitration and who has substantial professional experience with regard to corporate legal matters. If the Party Selection Nominee chosen by the Indemnifying Party and Party Selection Nominee chosen by the Indemnitee fail to agree upon the arbitrator within such ten (10) Business Day period, the arbitrator shall be appointed by a Judge of the courts of Québec sitting in the Judicial District of Montréal as soon as practicable who is not affiliated with any party in interest to such arbitration and who has substantial professional experience with regard to corporate legal matters.
(b)The arbitrator shall consider the dispute at issue at Montréal, Québec, at a mutually agreed upon time within thirty (30) days (or such longer period as may be acceptable to the Indemnifying Party and the Indemnitee) of the designation of the arbitrator. Notwithstanding the foregoing, the relevant Indemnifying Party and the Indemnitee agree that they will attempt, and they intend that they and the arbitrator should use their best efforts in that attempt, to conclude the arbitration proceeding and have a final decision from the arbitrator within ninety (90) days from the date of selection of the arbitrator; provided, however, that the arbitrator shall be entitled to extend such 90-day period one or more times to the extent necessary for such arbitrator to place a dollar value on any claim that may be unliquidated. The arbitrators shall immediately deliver a decision with respect to the dispute to each of the parties, who shall promptly act in accordance therewith. Each Indemnifying Party and the Indemnitee Party to such arbitration agrees that any decision of the arbitrator shall be final, conclusive and binding and no appeal shall lie therefrom. It is specifically understood and agreed that any party may enforce any award rendered pursuant to the arbitration provisions of this Section 9.6 by bringing suit in any court of competent jurisdiction.
(c)All fees, costs and expenses (including attorneys’ fees and expenses) incurred by the party that prevails in any such arbitration commenced pursuant to this Section 9.6 or any judicial action or proceeding seeking to enforce the agreement to arbitrate disputes as set forth in this Section 9.6 or seeking to enforce any order or award of any arbitration commenced pursuant to this Section 9.6 may be assessed against the party or parties that do not prevail in such arbitration in such manner as the arbitrator or the court in such judicial action, as the case may be, may determine to be appropriate under the circumstances. All costs and expenses attributable to the arbitrator shall be allocated among the parties to the arbitration in such manner as the arbitrator shall determine to be appropriate under the circumstances.
Section 9.7Governing Law; Venue. EXCEPT AS SET FORTH IN Section 2.4 WITH RESPECT TO RESOLUTION OF CERTAIN DISPUTES RELATING TO ANY POST- CLOSING ADJUSTMENT, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF QUÉBEC AND OF CANADA APPLICABLE THEREIN, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ARBITRATION PROVIDED AT Section 9.6 WITH THE EXCEPTION OF PROVISIONAL MEASURES, SUCH AS INJUNCTIVE RELIEF, SAFEGUARD ORDERS OR SEIZURE BEFORE JUDGMENT, WHICH WILL BE THE EXCLUSIVE JURISDICTION OF THE COURTS OF QUÉBEC IN THE JUDICIAL DISTRICT OF MONTRÉAL. EACH OF THE PARTIES, AGREES THAT PROCESS MAY BE SERVED UPON THEM IN ANY MANNER AUTHORIZED BY THE LAWS OF QUÉBEC FOR SUCH PERSONS, AND WAIVES AND COVENANTS NOT TO ASSERT OR PLEAD ANY OBJECTION THAT THEY MIGHT OTHERWISE HAVE TO SUCH JURISDICTION AND SUCH PROCESS.
Section 9.8Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
Section 9.9Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity and without proof of actual damages or the requirement to post bond; provided that, notwithstanding the foregoing, from and after the Closing, Article VIII shall govern with respect to Indemnity Claims.
* * * *

IN WITNESS WHEREOF, the Company, Purchaser and the Shareholders have caused this Agreement to be executed and delivered by their respective duly authorized officers, all as of the date first written above.

THERACHON AG

By:	/s/ Luca Santarelli
Name: Luca Santarelli
Title: CEO

By:
Name:
Title:

THERACHON HOLDING AG

By:	/s/ Luca Santarelli
Name: Luca Santarelli
Title: CEO

By:
Name:
Title:
[Share Purhcase Agreement]

IN WITNESS WHEREOF, the Company, Purchaser and the Shareholders have caused this Agreement to be executed and delivered by their respective duly authorized officers, all as of the date first written above.

THERACHON AG

By:
Name: Luca Santarelli
Title: CEO

By:	/s/ Tom Wolwode
Name: Tom Wolwode
Title: Director

THERACHON HOLDING AG

By:
Name: Luca Santarelli
Title: CEO

By:	/s/ Tom Wolwode
Name: Tom Wolwode
Title: Director
[Share Purhcase Agreement]

IN WITNESS WHEREOF, the Company, Purchaser and the Shareholders have caused this Agreement to be executed and delivered by their respective duly authorized officers, all as of the date first written above.

GLYPHARMA THERAPEUTIC INC.

By:	/s/ Jean-François Leprince
Name: Jean-François Leprince
Title: President and CEO

CTI LIFE SCIENCES FUND, L.P.
By its general partner, CTI Partners, L.P.
By its general partner, CTI General Partner, Inc.

By:
Name: Ken Pastor
Title: General Partner

FONDS DE SOLIDARITE DES
TRAVAILLEURS DU QUEBEC (FTQ)

By:
Name: Didier Leconte
Title: Vice-President Investments Life Sciences

FERRlNG INTERNATIONAL CENTER SA

By:
Name:
Title:

By:
Name:
Title:
[Share Purhcase Agreement]

IN WITNESS WHEREOF, the Company, Purchaser and the Shareholders have caused this Agreement to be executed and delivered by their respective duly authorized officers, all as of the date first written above.

GLYPHARMA THERAPEUTIC INC.

By:
Name: Jean-François Leprince
Title: President and CEO

CTI LIFE SCIENCES FUND, L.P.
By its general partner, CTI Partners, L.P.
By its general partner, CTI General Partner, Inc.

By:	/s/ Ken Pastor
Name: Ken Pastor
Title: General Partner

FONDS DE SOLIDARITE DES
TRAVAILLEURS DU QUEBEC (FTQ)

By:
Name: Didier Leconte
Title: Vice-President Investments Life Sciences

FERRlNG INTERNATIONAL CENTER SA

By:
Name:
Title:

By:
Name:
Title:
[Share Purhcase Agreement]

IN WITNESS WHEREOF, the Company, Purchaser and the Shareholders have caused this Agreement to be executed and delivered by their respective duly authorized officers, all as of the date first written above.

GLYPHARMA THERAPEUTIC INC.

By:
Name: Jean-François Leprince
Title: President and CEO

CTI LIFE SCIENCES FUND, L.P.
By its general partner, CTI Partners, L.P.
By its general partner, CTI General Partner, Inc.

By:
Name: Ken Pastor
Title: General Partner

FONDS DE SOLIDARITE DES
TRAVAILLEURS DU QUEBEC (FTQ)

By:	/s/ Didier Leconte
Name: Didier Leconte
Title: Vice-President Investments Life Sciences

FERRING INTERNATIONAL CENTER SA

By:
Name:
Title:

By:
Name:
Title:
[Share Purhcase Agreement]

IN WITNESS WHEREOF, the Company, Purchaser and the Shareholders have caused this Agreement to be executed and delivered by their respective duly authorized officers, all as of the date first written above.

GLYPHARMA THERAPEUTIC INC.

By:
Name: Jean-François Leprince
Title: President and CEO

CTI LIFE SCIENCES FUND, L.P.
By its general partner, CTI Partners, L.P.
By its general partner, CTI General Partner, Inc.

By:
Name: Ken Pastor
Title: General Partner

FONDS DE SOLIDARITE DES
TRAVAILLEURS DU QUEBEC (FTQ)

By:
Name: Didier Leconte
Title: Vice-President Investments Life Sciences

FERRlNG INTERNATIONAL CENTER SA

By:	/s/ Per G. Falk, MD, PhD
Name: Per G. Falk, MD, PhD
Title: EVP

By:	/s/ Marco Levenboom
Name: Marco Levenboom
Title: VP Finance Accounting & Reporting
[Share Purhcase Agreement]

Schedule A
Shareholders

Schedule A
Shareholders who are Parties to the Share Purchase Agreement between
GLyPharma Therapeutic Inc, Therachon A.G. and Therachon Holding A.G.

Shareholder Name	Common Shares	Class A Shares	Closing Cash Payment
~~||| |||||| |||||| |||||| ||||||~~ 	~~||| |||~~	~~||| |||~~
~~||| |||~~
~~||| |||~~	~~||| |||~~	~~||| |||~~
~~||| |||~~
~~||| |||~~	~~||| |||~~	~~||| |||~~
~~||| |||~~			~~||| |||~~
Total	~~||| |||~~	~~||| |||~~	~~||| |||~~

Schedule 7.3(h) Terminated Agreements
•Shareholders’Agreement

Annex I

~~||| |||~~
~~||| |||~~
~~||| |||~~
~~||| |||~~		~~||| |||~~	~~||| |||~~
~~||| |||~~		~~||| |||~~
~~||| |||~~
	~~||| |||~~	~~||| |||~~
	~~||| |||~~	~~||| |||~~
	~~||| |||~~	~~||| |||~~

~~||| |||~~		~~||| |||~~
~~||| |||~~		~~||| |||~~
~~||| |||~~		~~||| |||~~
(note)	Includes invoices prepaid by GLyPharma at Therachon's request:
CitoxLab: shipment of slides $5,600
Larix: SBS monitoring Amendment 2: 38,447 euros ($58,599)
CALCULATION OF ESTIMATED PURCHASE PRICE (USD):
a)		$ |||||||||||||||||||||||
b)	$0.00	$ |||||||||||||||||||||||
c)	$0.00	$ |||||||||||||||||||||||
d)	$0.00	$ |||||||||||||||||||||||
e)	$|||||||||||||||||||||||	$ |||||||||||||||||||||||
Closing Cash Payment		$ |||||||||||||||||||||

AMENDMENT NO. 1 TO PURCHASE AGREEMENT
THIS AMENDMENT NO. 1 TO THE PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of May 8, 2019, by and among Therachon AG (“TAG”), Therachon Holding AG (“THAG”), GLyPharma Therapeutic Inc. (“GLyPharma”), CTI Life Sciences Fund, L.P. (“CTI”), Fonds de solidarité des traveilleurs du Québec (FTQ) (“FTQ”) and Ferring International Center SA (“Ferring” and, together with CTI and FTQ, the “GLyPharma Shareholders”) in their capacity as the former shareholders of GLyPharma. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in that certain Share Purchase Agreement, made and entered as of September 30, 2018, by and among TAG, THAG, GLyPharma and the GLyPharma Shareholders (the “Purchase Agreement”).
RECITALS
A.Subject to the GLyPharma Contribution, the parties wish to amend the Purchase Agreement as set forth in this Amendment and the respective parties have each approved this Amendment, such amendment to be effective immediately following the GLyPharma Contribution.
B.Following its incorporation in accordance with the Business Transfer Agreement, New HoldCo shall accede to this Amendment by executing a joinder agreement.
C.Immediately following the amendment, the parties wish THAG and TAG to assign the Purchase Agreement to New HoldCo and for New HoldCo to accept such assignment.
AGREEMENT
The parties to this Amendment, intending to be legally bound, hereby agree as follows:
1.Amendments.
1.1The following defined terms in Section 1.1 of the Purchase Agreement are hereby amended and restated in their entirety as follows:
“Additional Milestone Shares” shall mean New HoldCo Ordinary Shares.
“Assignment and Assumption” shall have the meaning given in Section 6 of this Amendment. “Business Transfer Agreement” shall mean that certain Business Transfer Agreement to be entered into by and among THAG, TAG and Therachon SAS and, following their incorporation, New HoldCo and New ManagementCo, the agreed form of which is attached as Annex II.
“Dividend FMV” shall mean, with respect to any New HoldCo Ordinary Share, the fair market value of such share at the time of its distribution in accordance with section 2.8 of the Business Transfer Agreement.
“GLyPharma Contribution” shall mean the transfer of the GLyPharma Shares from THAG to NewCo in accordance with section 2.3 of the Business Transfer Agreement.
“GLyPharma Shares” shall mean all outstanding shares in GlyPharma, issued in the form of share certificates (numbers AP-1 through AP-26 and C-1 through C-5).
“New HoldCo” shall mean the Swiss corporation to be incorporated in accordance with the Business Transfer Agreement, which shall serve as the parent corporation in the business structure for the Apraglutide Business (as defined in the Business Transfer Agreement).
1

“New HoldCo IPO” shall mean an initial public offering in which New HoldCo issues any shares in New HoldCo to the public for an issuance price of at least US$30 million in aggregate and lists such shares in New HoldCo for trading on a widely-recognized stock exchange or trading system in the U.S.
“New HoldCo Ordinary Shares” shall mean ordinary registered shares in New HoldCo.
“New ManagementCo” shall mean the Swiss corporation to be incorporated as a subsidiary of New HoldCo.
“Park City SPA” shall mean that certain Share Purchase Agreement to be entered into by the purchaser named therein (“Park City”), THAG, the shareholders of THAG other than Park City or any of its Affiliates and certain other parties named therein, pursuant to which the Purchased Equity shall be acquired by Park City.
“Park City SPA Closing” shall mean the completion of the sale and purchase of the Purchased Equity by Park City in accordance with the Park City SPA.
“Private FMV” shall mean with respect to any New HoldCo Ordinary Share, the last price per share at which an arm’s length private investment of at least an aggregate of ~~|||||| ||||||~~ has been made in New HoldCo Ordinary Shares.
“Public FMV” shall mean with respect to New HoldCo Ordinary Shares, at any time after the New HoldCo IPO, the weighted average trading price per share on the principal exchange or trading system on which the New HoldCo Ordinary Shares are listed or traded over the ~~|||| ||||~~ trading days ended two days prior to such time.
“Purchased Equity” shall mean all of the outstanding shares of THAG not owned by Park City or its Affiliates immediately before the Park City SPA Closing.
1.2Section 2.6(c) of the Purchase Agreement is hereby amended and restated in its entirety as follows:
(c)Payment Procedure for Additional Milestones. Upon the achievement of the Third Milestone, the Third Milestone Payment shall be payable, at New HoldCo’s sole and absolute discretion, in either cash or shares of Additional Milestone Shares, except that the Third Milestone Payment shall include at least ~~||| |||~~ of the value of such milestone payment in Additional Milestone Shares, at a price per share equal to either (a) if a New HoldCo IPO has not occurred as of such payment the greater of: (x) the Private FMV or (y) the Dividend FMV; or (b) if the New HoldCo IPO has occurred as of such payment, the Public FMV. In the event that the Third Milestone Payment is due, then New HoldCo shall, as soon as practicable and in no event more than ~~||| |||||| |||~~ days following such Third Milestone Payment becoming due, deliver or cause to be delivered to the Shareholders, such number of Additional Milestone Shares and a sufficient amount of cash in U.S. dollars to be paid in connection with such Third Milestone Payment by wire transfer of immediately available funds to the account designated by each Shareholder at least two (2) Business Days prior to the intended date of payment notified to them by New HoldCo.
1.3Section 8.6 of the Purchase Agreement is hereby amended and restated in its entirety as follows:
Section 8.6Source of Recovery. Purchaser and the Shareholders hereby expressly acknowledge and agree that Purchaser shall have the right, but not the obligation, to receive payment for its Damages, as finally determined in accordance herewith and in accordance with the Proportionate Shares, against the Escrow Account or any Additional Milestone Payment that may be or become due or that has been made, and with respect to Fundamental Representations and claims for indemnification under Section 8.2(b) only, directly against the Shareholders, (i) any and all Damages owed to any Purchaser Indemnified Person pursuant to this Article VIII (for greater certainty, subject to the limitations set out therein) and (ii) any and all amounts otherwise owed to the Purchaser or its Affiliates pursuant to this Agreement. In the event that Additional Milestone Shares have been issued to the Shareholders as part of the Third Milestone Payment, for purposes of satisfying any indemnification claim by resort to the Additional Milestone Shares, each Additional Milestone Share shall be valued at a price per share (determined as of the business day immediately prior to the cancellation of such shares as provided below) equal to either (a) if the New HoldCo IPO has not occurred as of such payment the greater of (x) the Private FMV
2

or (y) the Dividend FMV; or (b) if the New HoldCo IPO has occurred as of such payment, the Public FMV. For the purpose of illustration, if a Purchaser Indemnified Person is owed ~~|||||||| ||||||||~~ in Damages, the Shareholders have been issued Additional Milestone Shares, the New HoldCo IPO has occurred, and the Public FMV of New HoldCo Ordinary Shares is USD ~~||| ||||||~~ , then New HoldCo shall be entitled to require the Shareholders to transfer to it free of charge and thereafter cancel 5,000 Additional Milestone Shares held by the Shareholders (in accordance with the Proportionate Shares) as satisfaction for such Damages for the matters specified in the Claim Notice. The details of any such payment, including whether Additional Milestone Shares shall serve as satisfaction for Damages and the amount of Additional Milestone Shares to be cancelled, shall be specified in the Claim Notice pursuant to Section 8.4(a). Upon the resolution of a dispute, whether through arbitration, agreement, settlement or otherwise, in favor of the Purchaser Indemnified Party in which Additional Milestone Shares are to be cancelled as satisfaction for Damages, such Additional Milestone Shares shall either (i) if the New HoldCo IPO has not occurred, be automatically cancelled on the books and share ledger of New HoldCo without any further action by any party or (ii) if the New HoldCo IPO has occurred, New HoldCo shall provide instructions to its transfer agent to immediately cancel such shares on its books and share ledger.
1.4Section 2.6(f) of the Purchase Agreement is hereby amended and restated in its entirety as follows:
Section 2.6(f)Return of Rights to GLyPharma if Cessation of Development. In the event that Therachon’s Board decides, in good faith, to cease or discontinue all development activities with regard to the GLyPharma Product prior to the Third Milestone Payment, Therachon shall cause its Affiliates, including the Company, to, (i) assign all rights, title and interest in and to the GLyPharma Product held by it or its Affiliates, including under the License Agreement, to the Shareholders or such entity as the Shareholders may direct, and (ii) grant Shareholders or such entity as they may direct, by transfer or assignment, all right, title and interest in and to: (A) all data relating to non-clinical and clinical studies conducted on, and all filings made with regulatory agencies specifically with respect to, the GLyPharma Product; and (ii) any regulatory approvals and regulatory documentation specifically relating to the GLyPharma Product. In consideration of the grant and transfer of rights by Therachon pursuant to this section, Shareholders shall pay to Therachon a ~~||| |||||| |||||| |||||| |~~ royalty on all net sales of the GLyPharma Product sold by the Shareholders, its affiliates, licensees, sublicensees or any other entity to which the Shareholders transfer the GLyPharma Product, up to an amount equal to ~~||| |||~~ of the ~~||| |||||| |||||| |||||| |||||| |||||| |||||| |||||| |||||| |||~~ by Therachon after the Closing Date with regard to the GLyPharma Product (excluding, for greater certainty, any such amounts as are paid for through Net Working Capital held by the Company immediately following the Closing). To avoid doubt, this section is solely applicable if a decision is made to cease or not continue development activities prior to payment of the Third Milestone Payment and shall not apply to any other milestone or Therachon Board decision.
2.First Milestone Payment. For the avoidance of doubt, TAG, THAG, GLyPharma and the GLyPharma Shareholders acknowledge and agree that the obligation to make the First Milestone Payment was satisfied in full on April 18, 2019.
3.Second Milestone Payment. THAG agrees, either directly or through one or more Affiliates, to make a one- time cash payment of |||||| |||||| to the GLyPharma Shareholders (the “Second Milestone Satisfaction Payment”) prior to the Park City SPA Closing by wire transfer of immediately available funds to the account designated by each GLyPharma Shareholder at least two (2) Business Days prior to the intended date of payment notified to them by THAG. THAG and the GLyPharma Shareholders agree that such payment shall be in full satisfaction of the Second Milestone Payment. Subject to Section 8, after payment of the Second Milestone Satisfaction Payment, none of THAG, TAG, Park City, New HoldCo or any of their respective Affiliates, shall have any further obligation with respect to the Second Milestone Payment or Second Milestone Satisfaction Payment.
4.Release of Escrow Amount. The parties agree that, notwithstanding the provisions of section 2.11 of the Purchase Agreement, upon and subject to the Park City SPA Closing the entire Escrow Amount shall be disbursed to the GLyPharma Shareholders by the Escrow Agent and all obligations of the parties to deposit, maintain or continue to hold any portion of the Escrow Amount thereunder shall terminate at that time.
5.NewHold Co Joinder Agreement. Promptly following its incorporation, TAG shall cause New HoldCo to (i) enter into a joinder agreement in substantially in the form attached as Annex I (the “New HoldCo Joinder
3

Agreement”) pursuant to which New HoldCo will become party to, and be bound by the terms of, this Amendment and (ii) take any action or do any things required by this Amendment to be taken or done by New HoldCo.
6.Assignment and Assumption of Purchase Agreement. Subject to the GLyPharma Contribution, TAG and THAG hereby irrevocably and unconditionally assign all of their rights and obligations in the Purchase Agreement to New HoldCo and New HoldCo hereby accepts such assignment and agrees to assume of all rights and obligations of TAG and THAG under the Purchase Agreement (the “Assignment and Assumption”). GLyPharma and the GLyPharma Shareholders hereby acknowledge and agree to the Assignment and Assumption. The Purchase Agreement shall also hereby be amended such that, following the Assignment and Assumption, (x) all references in the Purchase Agreement to TAG or THAG shall be read as references to New HoldCo and (y) all references to any capital shares of THAG, including special classes or series of capital shares of THAG (e.g., Series A Preferred Shares), except to the extent already satisfied by the First Milestone Payment and Second Milestone Payment as set forth in the Purchase Agreement, shall either be read as references to “New HoldCo Ordinary Shares” or read out of the agreement, as necessary. For clarity, the Assignment and Assumption shall not constitute an “Acceleration Event” under the Purchase Agreement.
7.Continuing Effectiveness. Except as expressly modified by this Amendment, the Purchase Agreement shall remain in full force and effect in accordance with its terms. This Amendment shall be an amendment to the Purchase Agreement and shall become effective when executed and delivered by all the parties, in each case, subject to the occurrence of the GLyPharma Contribution. Upon this Amendment becoming effective, all references in the Purchase Agreement to “the Agreement” or “this Agreement,” as applicable, shall be to the Purchase Agreement, as modified by this Amendment.
8.Unwinding of this Amendment. Should the Park City SPA be terminated prior to the Park City SPA Closing, the parties shall promptly take all actions as may be necessary or desirable to rescind the transactions contemplated by this Amendment and to restore to each party its rights, powers and obligations as in existence immediately prior to entering into this Amendment, including the execution by the parties of such shareholder and board resolutions, assignments, transfers and other documents and instruments as may be necessary or desirable to assign and transfer back the Purchase Agreement to THAG or TAG and the amendments to the Purchase Agreement shall be null, void and of no effect. If the Second Milestone Satisfaction Payment has been made in accordance with Section 3 but the Park City SPA Closing does not occur, the GLyPharma Shareholders shall repay the amount of the payments received by them in respect of the Second Milestone Satisfaction Payment by wire transfer of immediately available funds to the account notified to it by THAG within three (3) Business Days.
9.Applicable Law. This Amendment shall be governed by, and construed in accordance with, the Laws of Québec and Canada, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws.
10.Headings. The bold-faced headings contained in this Amendment are for convenience of reference only, shall not be deemed to be a part of this Amendment and shall not be referred to in connection with the construction or interpretation of this Amendment.
11.Counterparts; Exchanges by Electronic Transmission. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument. The exchange of a fully executed Amendment (in counterparts or otherwise) by all parties by electronic transmission in .PDF format shall bind the parties to the terms and conditions of this Amendment.
(Remainder of page intentionally left blank)
4

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

THERACHON AG

By:	~~||| |||~~
~~||| |||~~
~~||| |||~~

By:
~~||| |||~~
~~||| |||~~

~~||| |||~~

By:	~~||| |||~~
~~||| |||~~
~~||| |||~~

By:
~~||| |||~~
~~||| |||~~

GLYPHARMA THERAPEUTIC INC.

By:	~~||| |||~~
~~||| |||~~
~~||| |||~~
~~||| |||||| |||||| |||~~ TO AMENDMENT NO. I TO PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

THERACHON AG

By:
~~||| |||~~
~~||| |||~~

By:	~~||| |||~~
~~||| |||~~
~~||| |||~~

THERACHON HOLDING AG

By:
~~||| |||~~
~~||| |||~~

By:	~~||| |||~~
~~||| |||~~
~~||| |||~~

GLYPHARMA THERAPEUTIC INC.

By:
~~||| |||~~
~~||| |||~~
~~||| |||||| |||~~ TO AMENDMENT NO. I TO PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

CTI LIFE SCIENCES FUND, L.P.
By its general partner, CTI Partners, L.P.
By its general partner, CTI General Partner, Inc.

By:	~~||| |||~~
~~||| |||~~
~~||| |||~~

FONDS DE SOLIDARITÉ DES
TRAVAILLEURS DU QUÉBEC (FTQ)

By:
~~||| |||~~
~~||| |||~~

FERRING INTERNATIONAL CENTER SA

By:
Name:
Title:

By:
Name:
Title:
~~||| |||||| |||~~ TO AMENDMENT NO. I TO PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

CTI LIFE SCIENCES FUND, L.P.
By its general partner, CTI Partners, L.P.
By its general partner, CTI General Partner, Inc.

By:
~~||| |||~~
~~||| |||~~

FONDS DE SOLIDARITÉ DES
TRAVAILLEURS DU QUÉBEC (FTQ)

By:	~~||| |||~~
~~||| |||~~
~~||| |||~~

FERRING INTERNATIONAL CENTER SA

By:
Name:
Title:

By:
Name:
Title:
~~||| |||||| |||~~ TO AMENDMENT NO. I TO PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

CTI LIFE SCIENCES FUND, L.P.
By its general partner, CTI Partners, L.P.
By its general partner, CTI General Partner, Inc.

By:
~~||| |||~~
~~||| |||~~

FONDS DE SOLIDARITÉ DES
TRAVAILLEURS DU QUÉBEC (FTQ)

By:	~~||| |||~~
~~||| |||~~
~~||| |||~~

FERRING INTERNATIONAL CENTER SA

By:	~~||| |||~~
Name:
Title:

By:	~~||| |||~~

~~||| |||||| |||~~ TO AMENDMENT NO. I TO PURCHASE AGREEMENT

ANNEX I
Joinder Agreement
By execution and delivery of this Joinder Agreement, the undersigned hereby joins in, becomes a party to and agrees to be bound by the terms and conditions of the AMENDMENT NO. 1 TO PURCHASE AGREEMENT (the “Amendment”), by and among Therachon AG, Therachon Holding AG, and GLyPharma Therapeutic Inc. (“GLyPharma”), and CTI Life Sciences Fund, L.P., Fonds de solidarité des traveilleurs du Québec (FTQ) and Ferring International Center SA in their capacity as the former shareholders of GLyPharma. The undersigned shall sign on to the Amendment as “New HoldCo” for purposes of the Amendment.
The undersigned hereby (i) acknowledges receipt of a copy of the Amendment, (ii) authorizes this Joinder Agreement to be attached to the Amendment, and (iii) acknowledges that upon execution and delivery of this Joinder Agreement, the undersigned shall become a party to the Amendment and shall be fully bound by and subject to all of the covenants, obligations, terms and conditions thereof applicable to New HoldCo, and shall perform all of the obligations of New HoldCo as set forth in the Amendment.
This Joinder Agreement shall be governed by, and construed in accordance with, the laws of Québec and Canada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
This Joinder Agreement shall be dated and effective as of the date of the Amendment.
~~||| |||||| |||~~ TO AMENDMENT NO. I TO PURCHASE AGREEMENT

ANNEX II
Business Transfer Agreement
~~||| |||||| |||~~ TO AMENDMENT NO. I TO PURCHASE AGREEMENT

AMENDMENT NO. 2 TO PURCHASE AGREEMENT
THIS AMENDMENT No. 2 TO PURCHASE AGREEMENT (this “Amendment’) is made and entered into as of December ~~|||| ||||~~, by and among VectivBio Holding AG (“New Holdco”), CTI Life Sciences Fund, LP. (“CTI”), Fonds de solidarite des traveilleurs du Quebec (FTQ) (“FTQ”) and Ferring International Center SA (“Ferring” and, together with. CTI and FTQ, the “GLyPharma Shareholders”) in their capacity as the former shareholders of GLyPharma Therapeutic Inc. (“GLyPharma”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in that certain Share Purchase Agreement, made and entered as of ~~|||||||||||| ||||||||||||~~, by and among New Holdco, GLyPharma Therapeutic Inc. and the GLyPharma Shareholders, as amended thereafter by Amendment No. I to Purchase Agreement, dated ~~|||||| ||||||~~ (the “Purchase Agreement’).
RECITALS
A.The parties wish to amend the Purchase Agreement as set forth in this Amendment and the respective parties have each approved this Amendment, such amendment to be effective immediately following the execution hereof by the requisite parties.
AGREEMENT
The parties to this Amendment, intending to be legally bound, hereby agree as follows:
1.Amendments.
1.1The following defined terms in Section 1.1 of the Purchase Agreement are hereby amended and · restated in their entirety as follows:
“GLyPharma Disposition Event’ shall mean (i) a New Holdco Change of Control, (ii) a transaction in which a Person that is not an Affiliate of New Holdco prior to the transaction acquires, directly or indirectly, a majority of the voting capital shares of GLyPharma from New Holdco or (iii) a transaction in which a Person acquires from New Holdco or GLyPharma or any of their Affiliates substantially all of the rights to the development and commercialization of the GLyPharma Product in one or more jurisdictions in the world.
“New Holdco Change of Control” shall mean the consummation of a sale, merger or consolidation of New Holdco that is effected (i) for independent business reasons, (ii) (A) for purposes other than the reincorporation of New Holdco into a different jurisdiction or (B) the formation of a holding company that will be owned exclusively by New Holdco’s shareholders and will hold all of the outstanding capital shares of New Holdco’s successor and (iii) following which the shareholders of New Holdco immediately prior to the closing of such sale, merger or consolidation no longer hold a majority of the voting rights of New Holdco thereafter.
“New Holdco Public Event” shall mean either a New Holdco IPO or any other transaction following which New Holdco, either directly or indirectly, becomes a reporting company under the Securities Exchange Act of 1934, as amended:
“Public FMV” shall mean with respect to New Holdco Ordinary Shares, at any time after a New Holdco Public Event, the weighted average trading price per share on the principal exchange or trading system on which the New Holdco Ordinary Shares (or equivalent successor shares following the New Holdco Public Event) are listed or traded over the ~~|||||| ||||||~~| trading days ended two days prior to such time.
1.2The term “Acceleration Event” is hereby removed in its entirety from the Purchase Agreement.
1.3Section 2.6(c) of the Purchase Agreement is hereby amended and restated in its entirety as follows:
2.6(c)Payment Procedure for Additional Milestones.
1

(i)Date of payment.
(1)If the Third Milestone is achieved prior to a GLyPharma Disposition Event and a New Holdco Public Event, no payment will be due until and unless either a GLyPharma Disposition Event or a New Holdco Public Event occurs.
(2)If the Third Milestone is achieved prior to the closing of the New Holdco Public Event and no GLyPharma Disposition Event has occurred before the New Holdco Public Event, the Third Milestone Payment shall be due and payable at any time, at New Holdco’s sole and absolute discretion, on or prior to the earlier of (A) the date on which the lock-up or any stand-off period applicable to the material shareholders imposed by an underwriter in connection with the New Holdco Public Event expires or (B) the date that is ~~|||||| |||||| ||||||~~ following the closing of the New Holdco Public Event (the “Applicable Release Date”), except that if a GLyPharma Disposition Event occurs prior to the date on which payment is due and payable, paragraph 2.6(c)(i)(5) will apply.
(3)If the Third Milestone is achieved after the closing of the New Holdco Public Event but before the Applicable Release Date and no GLyPharma Disposition Event has occurred before the New Holdco Public Event, the Third Milestone will be due and payable at any time, at New Holdco’s sole and absolute discretion, on or prior to the Applicable Release Date, except that if a GLyPharma Disposition Event occurs prior to the date on which the payment is due and payable, paragraph 2.6(c)(i)(5) will apply.
(4)If the Third Milestone is achieved after the New Holdco Public Event and after the Applicable Release Date and no GLyPharma Disposition Event has occurred before the Third Milestone is achieved, the Third Milestone Payment shall be due and payable upon achievement of the Third Milestone.
(5)If the Third Milestone is achieved and a GLyPharma Disposition Event occurs subsequently, whether prior to the date on which any payment is due and payable by New Holdco as provided under paragraphs 2.6(c)(i)(2) or (3) above or otherwise, the Third Milestone Payment shall be paid upon the occurrence of the GLyPharma Disposition Event.
(6)Subject to the terms of Section 2.6(c)(iv), if the Third Milestone is achieved after a GLyPharma Disposition Event occurs, the Third Milestone Payment shall be due and payable upon occurrence of the Third Milestone Event by the acquiring entity.
(ii)Form of Payment
(1)In the cases specified in paragraphs 2.6(c)(i)(2), (3) or (4) above, the Third Milestone payment shall be made in a combination of cash and/or shares of Additional Milestone Shares, at New Holdco’s sole and absolute discretion, except that the Third Milestone Payment shall include at least | | of the value of such milestone payment in Additional Milestone Shares, at a price per share equal to the Public FMV.
(2)In the cases specified in paragraphs 2.6(c)(i)(5) or (6) above, the Third Milestone Payment shall be made entirely in cash.
(iii)If a GLyPharma Disposition Event specified in paragraphs (ii) or (iii) of the definition of that term occurs and the Third Milestone has not yet been achieved, New Holdco shall cause the Third Milestone Payment obligation to be assumed by and become an obligation of the acquiring entity, it being understood and agreed that in the event of a GLyPharma Disposition Event specified in paragraph (i), the obligations with respect to the Third Milestone Payment shall remain with New Holdco without any further action required by either Party.
(iv)Notwithstanding anything to the contrary contained herein, New Holdco may, in its sole and absolute discretion, without any action necessary on the part of the GLyPharma Shareholders and in lieu .of the procedures set forth in subparts (i), (ii) and (iii) above, make the Third Milestone Payment, regardless of whether or not the Third Milestone has been achieved, entirely in cash at any time prior to the date on which the Third Milestone Payment would otherwise be payable hereunder (the “Milestone Prepayment’). The parties hereby agree and acknowledge that the Milestone Prepayment shall be made in full satisfaction of New Holdco’s obligations with
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respect to the Third Milestone Payment and that upon the payment of the Milestone Prepayment, New Holdco and its Affiliates, successors and assigns shall forever be discharged and released from any and all obligations under this Agreement or otherwise with respect to the Third Milestone Payment. New Holdco shall provide the GLyPharma Shareholders with prompt notice if it is electing to make a Milestone Prepayment.
(v)If the Third Milestone is achieved after the date of the New Holdco Public Event, none of the GLyPharma Shareholders shall be required to execute any additional lock-up or market-standoff agreements with respect to the Additional Milestone shares received in consideration of such Third Milestone Payment.
(vi)Upon the occurrence of the achievement of the Third Milestone or any of the scenarios set forth in subparts 2.6(c) (i) (2) through (6) above and the occurrence of any GLyPharma Disposition Event or New Holdco Public Event, New Holdco shall provide the GLyPharma Shareholders with prompt notice of such occurrences.
(vii)In the event that the Third Milestone Payment is due and payable, then New Holdco shall, as soon as practicable and in no event more than |||||| |||||| days following such Third Milestone Payment becoming due, deliver or cause to be delivered to the Shareholders, such number of Additional Milestone Shares and a sufficient amount of cash in U.S. dollars to be paid in connection with such Third Milestone Payment by wire transfer of immediately available funds to the account designated by each Shareholder at least two (2) Business Days prior to the intended date of payment notified to them by New Holdco.
1.4Section 2.6(e) of the Purchase Agreement is hereby amended and restated in its entirety as follows:
(e)[Deleted]
2.Second Milestone Payment. For the avoidance of doubt, New Holdco, GLyPharma and the GLyPharma Shareholders acknowledge and agree that the Second Milestone Satisfaction Payment was made on |||||| |||||| in full satisfaction of the Second Milestone Payment.
3.Continuing Effectiveness. Except as expressly modified by this Amendment, the Purchase Agreement shall remain in full force and effect in accordance with its terms. This Amendment shall be an amendment to the Purchase Agreement and shall become effective when executed and delivered by all the parties hereto. Upon this Amendment becoming effective, all references in the Purchase Agreement to “the Agreement” or “this Agreement,” as applicable, shall be to the Purchase Agreement, as further modified by this Amendment.
4.Applicable Law. This Amendment shall be governed by, and construed in accordance with, the Laws of Quebec and Canada, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws.
5.Headings. The bold-faced headings contained in this Amendment are for convenience of reference only, shall not be deemed to be a part of this Amendment and shall not be referred to in connection with the construction or interpretation of this Amendment.
6.Counterparts; Exchanges by Electronic Transmission. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument. The exchange of a fully executed Amendment (in counterparts or otherwise) by all parties by electronic transmission in .PDF format shall bind the parties to the terms and conditions of this Amendment.
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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

VECTIVBIO HOLDING AG

By:
Name:
Title:

By:
Name:
Title:

GLYPHARMA THERAPEUTIC INC.

By:
Name: ~~||| |||~~
Title: ~~||| |||~~
SIGNATURE PAGE TO AMENDMENT NO. 2 TO PURCHASE AGREEMENT

IN WITNESS WHEHJWF, the parties have caused this Amendment to be executed as of the date first above written.

CTI LIFE SCIENCES FUND, L.P.
By its general partner, CTI Partners, L.P.
By its general partner, CTI General Partner, Inc.

By:
Name:
Title:

FONDS DE SOLIDARITÉ DES
TRAVAILLEURS DU QUÉBEC (FTQ)

By:
Name:
Title:

FERRING INTERNATIONAL CENTER SA

By:
Name:
Title:

By:
Name:
Title:
SIGNATURE PAGE TO AMENDMENT NO. 2 TO PURCHASE AGREEMENT

IN WITNESS WHEHJWF, the parties have caused this Amendment to be executed as of the date first above written.

CTI LIFE SCIENCES FUND, L.P.
By its general partner, CTI Partners, L.P.
By its general partner, CTI General Partner, Inc.

By:
Name:
Title:

FONDS DE SOLIDARITÉ DES
TRAVAILLEURS DU QUÉBEC (FTQ)

By:
Name:
Title:

FERRING INTERNATIONAL CENTER SA

By:
Name:
Title:

By:
Name:
Title:
SIGNATURE PAGE TO AMENDMENT NO. 2 TO PURCHASE AGREEMENT

IN WITNESS WHEHJWF, the parties have caused this Amendment to be executed as of the date first above written.

CTI LIFE SCIENCES FUND, L.P.
By its general partner, CTI Partners, L.P.
By its general partner, CTI General Partner, Inc.

By:
Name:
Title:

FONDS DE SOLIDARITÉ DES
TRAVAILLEURS DU QUÉBEC (FTQ)

By:
Name:
Title:

FERRING INTERNATIONAL CENTER SA

By:
Name:
Title:

By:
Name:
Title:
SIGNATURE PAGE TO AMENDMENT NO. 2 TO PURCHASE AGREEMENT